                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

  Filed by the registrant [X]

  Filed by a party other than the registrant [ ]

  Check the appropriate box:

  [ ] Preliminary proxy statement           [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

  [X] Definitive proxy statement

  [ ] Definitive additional materials

  [ ] Soliciting material pursuant to Rule 14a-12
                                   Pharmacia
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                (Name of Registrant as Specified in Its Charter)
                                   Pharmacia
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

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  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

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  (2) Form, schedule or registration statement no.:

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  (3) Filing party:

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  (4) Date filed:

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                                [PHARMACIA LOGO]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2001
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     You are invited to the Annual Meeting of Shareholders of Pharmacia Corporation to be held at the Radisson Plaza Hotel, 100 W. Michigan Avenue, Kalamazoo, Michigan on Tuesday, April 17, 2001, at 1:00 p.m. (EDT). The meeting will include remarks by the Chairman and Chief Executive Officer and consider the following matters:

     1. The election of five directors for a term of three years;

     2. The management proposals described in the Proxy Statement;

     3. The shareholder proposals described in the Proxy Statement; and

     4. Such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 5, 2001 are entitled to vote at the Annual Meeting.

     PLEASE PROMPTLY VOTE YOUR SHARES BY ONE OF THE FOLLOWING METHODS:

     (1) COMPLETE AND RETURN THE ENCLOSED PROXY CARD;

     (2) CALL 1-800-840-1208 AND FOLLOW INSTRUCTIONS;

     (3) LOG ON TO HTTP://WWW.PROXYVOTING.COM/PHA AND FOLLOW INSTRUCTIONS; OR

     (4) FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR BANK OR BROKER IF YOUR SHARES ARE HELD INDIRECTLY.

  If you wish to attend the meeting in person, please provide advance notice to the Company by checking the box on your proxy card, by indicating your desire to attend when you vote by telephone or Internet, or by writing to the Secretary, Pharmacia Corporation, 100 Route 206 North, Peapack, New Jersey 07977. The Company may refuse to admit persons who were not shareholders on March 5, 2001.

Peapack, New Jersey
March 16, 2001

/s/ Don W. Schmitz
Secretary

--------------------------------------------------------------------------------

                             PHARMACIA CORPORATION

                                PROXY STATEMENT

  The Board of Directors of Pharmacia Corporation ("Pharmacia" or the "Company") is requesting your proxy to vote the shares of Common Stock of the Company you owned on March 5, 2001 at the Annual Meeting of Shareholders. The Annual Meeting will be held at 1:00 p.m. (EDT) on April 17, 2001 at the Radisson Plaza Hotel in Kalamazoo, Michigan.

  Pharmacia was created through the merger (the "Merger") of Monsanto Company ("former Monsanto") and Pharmacia & Upjohn, Inc. ("P&U"). The parties announced the intention to merge on December 19, 1999 and closed the Merger on March 31, 2000. In the Merger, former Monsanto was renamed Pharmacia and P&U became a subsidiary of Pharmacia. Shares of former Monsanto stock are now Pharmacia shares and shares of P&U Common Stock have been converted into Pharmacia shares. References to the Company or Pharmacia prior to March 31, 2000 refer to former Monsanto. After the Merger, Pharmacia created a new agricultural subsidiary, which was also named Monsanto Company to facilitate recognition of the business by the Company's agricultural customers ("new Monsanto"). On October 23, 2000, approximately 15% of the shares of new Monsanto were sold to the public in an initial public offering ("IPO"). Shares of the new Monsanto have no relationship to shares of the Company and may not be voted at this Annual Meeting of Shareholders.

  Only shareholders of record of the Company's Common Stock at the close of business on March 5, 2001 are entitled to vote at the Annual Meeting and will have one vote for each share owned. This Proxy Statement, the accompanying form of proxy and the 2000 Annual Report to Shareholders, were first forwarded to shareholders on March 16, 2001.

  As of March 5, 2001, 1,299,799,632 shares of Company Common Stock were outstanding and entitled to vote. In addition, on March 5, 2001, 6,492 shares of the Company's Convertible Perpetual Preferred Stock were held by the P&U Employee Stock Ownership Trust pursuant to the P&U Employee Savings Plan. These shares have total votes equivalent to 11,203,379 shares of the Company's Common Stock.

  Unless you vote to the contrary, the proxies will vote FOR the election of the Board nominees named below, FOR each of the management proposals, AGAINST each of the shareholder proposals, and in their discretion on any other matters properly coming before the meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is voted at the meeting.

  A shareholder who wishes to give a proxy to someone other than the persons designated by the Board may strike out the names appearing on the enclosed form of proxy, write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

  A plurality of the total shares represented at the meeting in person or by proxy is required for the election of directors. The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is required to adopt the management proposals and shareholder proposals. Pursuant to the Company's By-Laws, abstentions and votes withheld by brokers in the absence of instructions from beneficial holders (broker nonvotes) have the same effect as votes cast against a management or shareholder proposal.

  The proxy of a shareholder who is a participant in the Company's Dividend Reinvestment Plan ("DRP") will also vote the shares held in his or her DRP account in the manner indicated on the proxy. If a shareholder's proxy is not received, the shares held in his or her DRP account will not be voted.

  Participants in the Company's Savings and Investment Plan, the P&U Employee Savings Plan (P&U Stock Fund and ESOP), and the Solutia Inc. Savings and Investment Plan may direct the trustees of these plans how to vote the shares allocated to their accounts under such plans. If a participant is also a shareholder of record, his or her proxy will vote the shares held in his or her account both directly and through these plans in the same manner. The terms of the plans' trust agreements provide that the trustees will vote the shares held under the trusts which have not been allocated to participant accounts or for which no instructions were timely received in the same proportion as the shares voted by participants.

  The Company pays for preparing and distributing this proxy material, as well as the cost of soliciting and tabulating votes. The Company uses D.F. King, a proxy solicitation firm, to assist in this process for a fee of $20,000 plus expenses. The Company will reimburse banks, brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Company's Common Stock and obtaining their proxies. Representatives of Mellon Investor Services, LLC, the Company's transfer agent, will act as Inspectors of Election at the Annual Meeting.

  Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a bank or broker, please refer to the information provided by that entity.

                                     ITEM 1
                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes of five directors each with terms expiring at successive Annual Meetings of Shareholders. One class of directors is elected at the Annual Meeting each year to hold office for a three-year term or until a successor is duly elected and qualified. All current directors first became members of the Board of Directors of Pharmacia Corporation upon the effective date of the Merger. Robert B. Shapiro and John S. Reed resigned from the Board of Directors on February 21, 2001. As a result, acting pursuant to the Company's By-Laws, the Board reduced the size of the Board from seventeen to fifteen directors, moved Gwendolyn S. King from the class of directors serving until the 2003 Annual Meeting to the class serving until the 2002 Annual Meeting in order to balance the number of directors in each class and changed the membership on some Board committees.

  Except where the authority to do so has been withheld, all proxies will be voted to elect M. Kathryn Eickhoff, Fred Hassan, Philip Leder, Berthold Lindqvist and William D. Ruckelshaus as directors. Each nominee is currently a director of the Company and was a director of either former Monsanto or P&U before the Merger. All of the directors of P&U, except Mr. Hassan and Mr. McMillan, were also directors of its predecessor companies.

  The Company expects each nominee to be able to serve if elected. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute candidate nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

  The following provides the principal occupations for the past five years, age, and directorships held as of March 5, 2001 for each nominee and other members of the Board continuing in office.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS
                                    IN 2004:

                          M. KATHRYN EICKHOFF           PRINCIPAL OCCUPATION: PRESIDENT, EICKHOFF ECONOMICS
                                                          INCORPORATED
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 62
                          President, Eickhoff Economics Incorporated, an economic consulting firm, since 1987;
                          formerly Associate Director for Economic Policy, United States Office of Management and
                          Budget. Director: AT&T Corp. and Tenneco Automotive Inc. Member: the Conference of
                          Business Economists; the Economic Club of New York; the National Association of
[M. KATHRYN EICKHOFF
  PHOTO]
                          Business Economists; and the Forum Club of Southwest Florida.

                          FRED HASSAN                   PRINCIPAL OCCUPATION: CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER, PHARMACIA CORPORATION
                                                        FIRST BECAME DIRECTOR OF P&U: 1997
                                                        AGE: 55
                          Chairman of the Board since February 21, 2001; President and Chief Executive Officer,
                          Pharmacia Corporation since the Merger in March 2000; President and Chief Executive
                          Officer, P&U from May 1997; Executive Vice President and Director of American Home
                          Products Corporation, 1995 to 1997. Director: Avon Products, Inc.
[FRED HASSAN PHOTO]

[PHILIP LEDER PHOTO]
                          PHILIP LEDER                  PRINCIPAL OCCUPATION: CHAIRMAN, DEPARTMENT OF GENETICS,
                                                          HARVARD MEDICAL SCHOOL, AND SENIOR INVESTIGATOR, HOWARD
                                                          HUGHES MEDICAL INSTITUTE
                                                        FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1990
                                                        AGE: 66
                          Chairman, Department of Genetics, Harvard Medical School since 1980; John Emory Andrus
                          Professor of Genetics since 1980; Senior Investigator, Howard Hughes Medical Institute
                          since 1986. Director: Genome Therapeutics Corporation. Trustee: The General Hospital
                          Corporation; The Hadassah Medical Organization; Massachusetts General Hospital; and The
                          Charles A. Revson Foundation.

[BERTHOLD LINDQVIST
  PHOTO]
                          BERTHOLD LINDQVIST            PRINCIPAL OCCUPATION: RETIRED PRESIDENT AND CHIEF
                                                          EXECUTIVE OFFICER OF GAMBRO AB
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 62
                          President and Chief Executive Officer of Gambro AB, a global medical technology company, from 1984 to 1998. Director: Probi AB; Novotek AB; Trelleborg AB; Munters AB;
                          and Securitas AB.

[WILLIAM. RUCKELSHAUS
  PHOTO]
                          WILLIAM D. RUCKELSHAUS        PRINCIPAL OCCUPATION: PRINCIPAL, MADRONA INVESTMENT GROUP
                                                          L.L.C.
                                                        FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1985
                                                        AGE: 68
                          Principal, Madrona Investment Group L.L.C., a venture capital group, since 1996;
                          Chairman, Browning-Ferris Industries, Inc., a waste management and recycling company,
                          1995 to 1999; Chairman and Chief Executive Officer, Browning-Ferris Industries, Inc.,
                          1988 to 1995; Of Counsel, Perkins Coie, a law firm, 1985 to 1988; Administrator, U.S.
                          Environmental Protection Agency, 1983 to 1985. Director: Coinstar, Inc.; Cummins Engine
                          Co., Inc.; Nordstrom, Inc.; Solutia Inc.; and Weyerhaeuser Company.

                      DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002:
                          GWENDOLYN S. KING            PRINCIPAL OCCUPATION: PRESIDENT, PODIUM PROSE
                                                       FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1993
                                                       AGE: 60
                          President, Podium Prose, a speaker's bureau company founded in 2000; Senior Vice
                          President, Corporate and Public Affairs, PECO Energy Company (formerly Philadelphia
                          Electric Company), a diversified utility company, 1992 to 1998; Commissioner, Social
                          Security Administration, 1989 to 1992. Director: Lockheed Martin Corp.; Marsh &
[GWENDOLYN S. KING        McLennan Companies, Inc.; and Monsanto Company.
   PHOTO]

                          C. STEVEN MCMILLAN           PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER, SARA LEE CORPORATION
                                                       FIRST BECAME DIRECTOR OF P&U: 1998
                                                       AGE: 55
                          President and Chief Executive Officer, Sara Lee Corporation, a consumer goods company, since July, 2000; President and Chief Operating Officer of Sara Lee Corporation, 1997
                          to July 2000; Executive Vice President, Sara Lee Corporation, 1993 to 1997. Director:
                          Sara Lee Corporation; Monsanto Company; and Dynegy Inc.
[C. STEVEN MCMILLAN
  PHOTO]

                          WILLIAM U. PARFET            PRINCIPAL OCCUPATION: CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER, MPI RESEARCH INC.
                                                       FIRST BECAME DIRECTOR OF P&U: 1995
                                                       AGE: 54
                          Chairman and Chief Executive Officer, MPI Research Inc., a preclinical toxicology and clinical pharmaceutical testing laboratory since 1999 and Co-Chairman of MPI Research
                          Inc. from 1995 to 1999; President and Chief Executive Officer of Richard-Allen
                          Medical, a worldwide manufacturer of surgical products, 1993 to 1996. Director:
[WILLIAM U. PARFET
  PHOTO]
                          Monsanto Company; CMS Energy Corporation; the Financial Accounting Foundation; Stryker
                          Corporation; Sybron International; and Flint Ink Corporation.


[JACOBUS F.M. PETERS
  PHOTO]
                          JACOBUS F.M. PETERS           PRINCIPAL OCCUPATION: RETIRED CHAIRMAN OF THE EXECUTIVE
                                                          BOARD AND CHIEF EXECUTIVE OFFICER, AEGON N.V.
                                                        FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1993
                                                        AGE: 69
                          Chairman of the Executive Board and Chief Executive Officer, AEGON N.V., an insurance company, 1984 to 1993. Director: Dresdner Endowment Policy Trust Plc.; and Chairman of
                          Supervisory Board, Bank Dutch Municipalities; Amsterdam Company for Town Restoration;
                          Randstad Holding N.V.; SAMAS Group; and KEMA. Member of Supervisory Board: AEGON N.V.
                          and Gilde Investment Funds.

[ULLA REINIUS PHOTO]
                          ULLA REINIUS                  PRINCIPAL OCCUPATION: PRESIDENT, FINANSFAKTA R. AB
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 63
                          President, Finansfakta R. AB, a publisher and consultant on corporate governance, since
                          1989. Director: Swedish Association for Share Promotion; the Swedish State Pension Fund
                          No. 4; and the Royal Swedish Opera. Member: Ethical Advisory Board of the Swedish
                          County Pension Funds.

                       DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003:

[FRANK C. CARLUCCI
   PHOTO]
                          FRANK C. CARLUCCI             PRINCIPAL OCCUPATION: CHAIRMAN, THE CARLYLE GROUP
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 70
                          Chairman, The Carlyle Group, a merchant bank, since 1994; U.S. Secretary of Defense from 1987 to 1989. Chairman: Neurogen Corporation and Nortel Networks Corporation.
                          Director: Ashland, Inc.; KAMAN Corporation; The Quaker Oats Company; SunResorts, Ltd,
                          N.V.; and Texas Biotechnology Corporation. Member: Board of Trustees for RAND
                          Corporation, a nonprofit entity.

[MICHAEL KANTOR PHOTO]
                          MICHAEL KANTOR                PRINCIPAL OCCUPATION: PARTNER, MAYER, BROWN & PLATT
                                                        FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1997
                                                        AGE: 61
                          Partner, Mayer, Brown & Platt, a law firm, since 1997; U.S. Secretary of Commerce, 1996 to 1997; U.S. Trade Representative, 1993 to 1996; National Chairman for the
                          Clinton/Gore Campaign, 1992. Director: Monsanto Company and Korea First Bank.

[OLOF LUND PHOTO]
                          OLOF LUND                     PRINCIPAL OCCUPATION: CHAIRMAN, TIETOENATOR CORPORATION
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 70
                          Chairman, TietoEnator Corporation, an information technology company, since 1999;
                          President and Chief Executive Officer, Celsius Industrier AB, a defense manufacturing company, 1984 to 1997. Chairman: SIAR Foundation; the Swedish Financial Accounting
                          Standards Council. Director: FPG/AMFK; the Federation of Swedish Industries. Member:
                          Royal Academy of War Sciences.


[JOHN E. ROBSON PHOTO]
                          JOHN E. ROBSON                PRINCIPAL OCCUPATION: SENIOR ADVISOR, ROBERTSON STEPHENS
                                                        FIRST BECAME DIRECTOR OF FORMER MONSANTO: 1996
                                                        AGE: 70
                          Senior Advisor, Robertson Stephens, an investment banking firm, since 1993;
                          Distinguished Faculty Fellow, Yale University School of Management and Visiting Fellow,
                          The Heritage Foundation, 1993; Deputy Secretary of the U.S. Department of the Treasury,
                          1989 to 1992; Dean, Emory University Business School, 1986 to 1989; President and Chief
                          Executive Officer, G.D. Searle & Co., 1985 to 1986. Director: Northrop Grumman Corp.;
                          and ProLogis Trust.

[BENGT SAMUELSSON PHOTO]
                          BENGT SAMUELSSON              PRINCIPAL OCCUPATION: PROFESSOR OF MEDICAL AND
                                                          PHYSIOLOGICAL CHEMISTRY, KAROLINSKA INSTITUTE
                                                        FIRST BECAME DIRECTOR OF P&U: 1995
                                                        AGE: 66
                          Professor of Medical and Physiological Chemistry, Karolinska Institute, a university and medical research facility, since 1972; former President, Karolinska Institute, from
                          1983 to 1995. Nobel Laureate in Physiology or Medicine in 1982 and current Chairman of the Nobel Foundation. Director: Svenska Handelsbanken; Pyrosequencing AB; Nicox, S.A.,
                          Valborne, France. Member: Royal Swedish Academy of Sciences; the American Academy of
                          Arts and Sciences; the Association of American Physicians; Adacemie des Sciences,
                          Paris; the U.S. National Academy of Sciences; and the Royal Society, London.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the beneficial ownership of Common Stock of the Company and of new Monsanto by (i) each person who is a director or nominee;
(ii) each executive officer named in the Summary Compensation Table on page 18; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of March 5, 2001.

                                                        PHARMACIA                             MONSANTO
                                   ---------------------------------------------------    -----------------
                                     SHARES OF                                                SHARES OF
                                    COMMON STOCK      SHARES UNDERLYING                     COMMON STOCK
                                   OWNED DIRECTLY    OPTIONS EXERCISABLE                   OWNED DIRECTLY
NAME                               OR INDIRECTLY      WITHIN 60 DAYS(J)      TOTAL(1)     OR INDIRECTLY(2)
----                               --------------    -------------------    ----------    -----------------
Goran Ando(a)(d).................       27,528              285,500            313,028                 0
Frank C. Carlucci(b).............       31,593               10,170             41,763            12,000
M. Kathryn Eickhoff(b)...........       10,642                3,570             14,212               500
Fred Hassan(d)(e)................      666,742            2,023,000          2,689,742            10,000
Michael Kantor...................        3,000               21,818             24,818             3,000
Gwendolyn S. King................        3,868               14,018             17,886             1,000
Philip Leder.....................        9,050               26,326             35,376             9,900
Berthold Lindqvist...............        2,281               10,170             12,451                 0
Olof Lund........................        2,727               10,170             12,897                 0
C. Steven McMillan...............        6,000                    0              6,000            10,500
Philip Needleman(c)..............      209,203              966,497          1,175,700             2,000
William U. Parfet(b)(d)(f).......    1,637,790               10,170          1,647,960            22,750
Jacobus F. M. Peters(g)..........        4,705               16,827             21,532            10,000
Ulla Reinius.....................        2,281               10,170             12,451                 0
John E. Robson(b)(h).............        6,094               23,532             29,626             4,000
Timothy G. Rothwell(d)...........       18,707              358,378            377,085             2,000
William D. Ruckelshaus(b)........       16,847               21,644             38,491            10,000
Bengt Samuelsson(b)..............        5,374                3,570              8,944                 0
Robert B. Shapiro................       31,894            1,251,276          1,283,170            55,000
Hendrik A. Verfaillie(c)(i)......      232,021            1,057,032          1,289,053           300,100
Pharmacia Corporation(k).........            0                    0                  0       220,000,000
25 directors and executive
  officers as a group (a)(b)(c)
  (d)(e)(f)(g)(h)(i)(j)(k).......    3,016,846            7,556,825         10,573,671           472,250

-------------------------
(a) Includes 6,906 shares representing deferred compensation payable in stock which are held in trust with respect to which Dr. Ando has sole voting power.

(b) Includes the following number of shares representing deferred directors' fees payable in stock which are held in trust with respect to which the individual has shared voting power: Mr. Carlucci, 30,434; Ms. Eickhoff, 3,370; Mr. Parfet, 1,137; Mr. Robson, 999; and Mr. Ruckelshaus, 999.

(c) Includes shares held under the Company's Savings and Investment Plan ("SIP"): Dr. Needleman, 3,481; Mr. Verfaillie, 16,647; and directors and executive officers as a group, 20,128. With respect to shares held under the SIP, the individuals have sole discretion as to voting and, within limitations provided by the SIP, investment of shares. With respect to shares held under other benefit and incentive plans, the executive officers have sole voting power and no current investment power.

(d) Includes the following number of shares or share equivalents credited under the P&U Employee Savings Plan with respect to which the individual has sole voting power: Dr. Ando, 3,367; Mr. Hassan, 4,017; Mr. Parfet, 8,584; Mr. Rothwell, 1,650.

(e)  Includes 4,400 shares held by Mr. Hassan's wife.

(f) Includes 1,071,850 shares held in trust over which Mr. Parfet shares voting and/or dispositive power in his capacity as trustee over various trusts.

(g) Mr. Peters purchased new Monsanto shares on the open market because he was not eligible to participate in new Monsanto's offer to Pharmacia directors to purchase up to 10,000 shares at the IPO price. (See "Directors' Fees and Other Arrangements" on page 12.)

(h)  Includes 2,379 shares owned jointly by Mr. Robson and his wife.

(i)  Includes 150,374 shares owned jointly by Mr. Verfaillie and his wife.

(j) The U.S. Securities and Exchange Commission ("SEC") deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days, including by the exercise of stock options.

(k) Pharmacia owns approximately 85.3% of the shares outstanding of new Monsanto and exercises sole voting and investment power over the shares of common stock of new Monsanto held by it. Mr. Verfaillie is also an executive officer of new Monsanto. Messrs. Kantor, Parfet, Reed and McMillan are directors of new Monsanto. These individuals disclaim beneficial ownership of the shares of common stock beneficially owned by Pharmacia.

(1) The percentage of shares of outstanding Common Stock of the Company, including shares underlying options exercisable within 60 days, beneficially owned by all directors and executive officers as a group does not exceed 1%. The percentage of such shares beneficially owned by any director, nominee or executive officer does not exceed 1%.

(2) No options of new Monsanto are currently exercisable. The percentage of shares of outstanding new Monsanto Common Stock, beneficially owned by all directors and executive officers as a group, does not exceed 1%. The percentage of such shares beneficially owned by any director, nominee or executive officer does not exceed 1%.

                         BOARD MEETINGS AND COMMITTEES;
                           COMPENSATION OF DIRECTORS

  During 2000, the Board of Directors of former Monsanto met two times, and the Board of Directors of the Company met four times. All incumbent directors attended more than 95% of the aggregate meetings of the Board and of the Board Committees on which they served during the period they held office in 2000.

  The Company's Board of Directors currently has the following Committees, all of which, except the Executive Committee, are composed exclusively of nonemployee directors.

EXECUTIVE COMMITTEE

  Members: Mr. Hassan, Chair; Messrs. Carlucci, Lindqvist, Robson, Ruckelshaus and Dr. Leder

  The Executive Committee generally has the powers of the Board in directing the management of the Company when a meeting of the full Board cannot be arranged. The Committee did not meet in 2000.

COMPENSATION COMMITTEE

  Members: Mr. Carlucci, Chair; Ms. King and Messrs. McMillan and Ruckelshaus

  The Compensation Committee reviews and approves the establishment, modification and termination of the Company's major compensation and benefit plans and agreements. The Committee also evaluates the performance of the Chief Executive Officer and other executive officers of the Company, sets their salaries, makes grants and awards to them under the Company's compensation plans and approves other matters related to executive compensation. The Committee met six times in 2000.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

  Members: Mr. Ruckelshaus, Chair; Messrs. Kantor, Lindqvist and Parfet

  The Nominating and Corporate Governance Committee reviews and recommends the size and composition of the Board, nominates candidates for election as directors and annually evaluates the performance of the Board. The Committee also reviews and recommends Board Committee charters, members and chairpersons. In addition, the Committee nominates individuals for election as officers of the Company and reviews management succession plans. Finally, the Committee reviews corporate governance policies and practices. The Committee will consider director nominees recommended by shareholders that meet the timeliness and other requirements of the Company's By-Laws and applicable law. Any such recommendations should be made in writing to the Secretary, Pharmacia Corporation, 100 Route 206 North, Peapack, NJ 07977. The Committee met three times in 2000.

PUBLIC ISSUES AND SOCIAL RESPONSIBILITY COMMITTEE

  Members: Ms. King, Chair; Messrs. Kantor, Lund and Robson

  The Public Issues and Social Responsibility Committee reviews and monitors the Company's performance as it affects communities, customers, and the environment. The Committee also identifies and investigates emerging issues that will affect the Company's impact on society. The Committee met four times in 2000.

SCIENCE AND TECHNOLOGY COMMITTEE

  Members: Dr. Samuelsson, Chair; Dr. Leder, and Messrs. Parfet and Peters

  The Science and Technology Committee reviews and monitors the Company's science and technology initiatives in research and development, information technology, global supply, biotechnology and similar areas. The Committee also identifies and discusses significant emerging science and technology issues. The Committee met three times in 2000.

AUDIT AND FINANCE COMMITTEE

  Current Members: Mr. Peters, Chair; Ms. Eickhoff, Ms. Reinius and Mr. Robson

  During 2000 and through the February 2001 meeting, Messrs. Reed and Peters and Ms. Eickhoff and Ms. Reinius were members of the Audit and Finance Committee and issued the report set forth below. After the February meeting of the Board of Directors, Mr. Reed resigned, Mr. Peters assumed the chairmanship of the Committee, and Mr. Robson was appointed to the Committee. The Company's Board of Directors determined that both the current and former members of the Committee are independent as that term is defined by the New York Stock Exchange and free from any relationship that would interfere with the exercise of their independent judgment. The Committee's composition and functioning conforms to applicable requirements of the New York Stock Exchange and the U.S. Securities and Exchange Commission. The Company's internal auditors and the independent accountants meet periodically with the Audit and Finance Committee, with and without management representatives present, to discuss the results of their examinations, the adequacy of the Company's internal accounting controls, and the integrity of the Company's financial reporting. The Audit and Finance Committee also reviews the Company's financial policies to ensure the Company's sound operation and long-term growth. A copy of the Committee's charter is attached as Annex A. The Committee met five times in 2000.

  AUDIT AND FINANCE COMMITTEE REPORT

  This report reviews actions taken with respect to year 2000 financials and other year 2000 activities and is submitted by the directors who were on the Audit and Finance Committee during the relevant time period.

  The Audit and Finance Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. The Committee relied without independent verification on the information provided to them and on the representations made by management and the independent accountants.

  The Audit and Finance Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit and Finance Committee has discussed with the independent auditors, the auditors' independence from the Company and its management including the matters in the written disclosures and the letter from the auditors that is required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

  In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended, and the Board of Directors approved, including the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000.

  ALL INDEPENDENT ACCOUNTANT FEES

  The Company paid $18,895,000 to PricewaterhouseCoopers LLP, its independent accountant, for all professional services rendered in 2000.

     AUDIT FEES

  The Company paid PricewaterhouseCoopers LLP $4,329,000 for professional services rendered in connection with the audit of the Company's annual financial statements and for reviews of the financial statements included in the Company's Form 10-Qs for 2000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  The Company did not retain PricewaterhouseCoopers LLP for professional services rendered in connection with financial information systems design and implementation.

     ALL OTHER FEES

  The Company paid PricewaterhouseCoopers LLP $14,566,000 for all other professional services rendered in 2000, including tax services ($3,395,000), management consulting services ($6,034,000), accounting and due diligence services for mergers and acquisitions ($2,461,000), employee benefit plan audits, control reviews and other miscellaneous services ($2,676,000).

  The Audit and Finance Committee of the Board considers that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                          AUDIT AND FINANCE COMMITTEE

J.S. Reed, Chair          M.K. Eickhoff         U. Reinius         J.F.M. Peters

                               February 20, 2001

DIRECTORS' FEES AND OTHER ARRANGEMENTS

  Annual compensation for nonemployee members of the Board of Directors consists of a retainer fee of $50,000 and either 2,200 shares of Company Common Stock or a stock option grant of 6,600 shares of Company Common Stock having an exercise price equal to the fair market value of such stock on the date of grant and a term of ten years. Each nonemployee chairperson of a Board committee receives an additional annual fee of $20,000. Directors are permitted to defer all or part of their fees in Company Common Stock or cash until they leave the Board. There are no additional fees for attending meetings or serving on regular Board committees.

  Mr. Hassan, as Chairman of the Board and Chief Executive Officer, receives no additional compensation for serving as Chairman of the Board, Chairman of the Executive Committee or as a member of the Board.

  Ms. King and Messrs. Kantor, McMillan and Parfet also serve on the new Monsanto Board of Directors and receive an annual retainer fee having a value of $110,000, with an additional $10,000 paid to Messrs. Kantor and McMillan as committee chairs. Half of this compensation is payable in deferred Monsanto common stock and the remainder is payable, at the election of each director, in the form of nonqualified stock options, restricted common stock, deferred common stock, or current or deferred cash. At the time of the IPO, Messrs. Kantor, McMillan and Parfet were granted a stock option to purchase 10,000 shares of Monsanto's common stock at the IPO offering price of $20/share vesting in 5,000 share increments in 2002 and 2003. New Monsanto granted Ms. King a 10,000 share stock option having the same terms and provisions as the grants to other directors upon her appointment to the new Monsanto Board of Directors in February, 2001. Directors of new Monsanto who are employees of Pharmacia do not receive compensation for serving on the Board of Directors of new Monsanto.

  Directors who were U.S. citizens were offered the opportunity to purchase up to 10,000 shares of new Monsanto at the offering price in the initial public offering. Because the public offering was not registered outside the U.S., directors who were not U.S. citizens were unable to take advantage of this opportunity.

  TRANSACTIONS AND RELATIONSHIPS WITH DIRECTORS

  Mr. Kantor is a partner at the law firm of Mayer, Brown & Platt, which provided services to the Company in 2000 and has been retained to provide services to new Monsanto in 2001. The amount of legal fees paid by the Company to Mayer, Brown & Platt during 2000 did not exceed five percent (5%) of such firm's gross revenues for its applicable fiscal year.

  Mr. Parfet is Chairman and Chief Executive Officer of MPI Research Inc., which provided services to the Company in 2000 and is providing services to the Company in 2001. Total fees paid by the Company to MPI Research Inc. for 2000 were approximately $539,250.

  Mr. Robson is Senior Advisor of Robertson Stephens, which provided investment advisory services to the Company in 2000 and is expected to provide services to the Company in 2001.

  Dr. Samuelsson is Professor of Medical and Physiological Chemistry, Karolinska Institute. The Company provides research grants and other business-related funding to the Institute.

                             EXECUTIVE COMPENSATION

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  Since the Merger did not occur until March 31, 2000, shares of Pharmacia Corporation did not begin trading until April 3, 2000. As a result, the cumulative total shareholder return on the Company Common Stock of the merged entity over a five-year period cannot be provided. However, at the close of the first trading day after the Merger was publicly announced, December 20, 1999, the total market capitalization of the two companies was $48.1 billion; on March 31, 2000, the effective date of the Merger, the total market capitalization of the Company was approximately $63.7 billion; and on March 5, 2001, the date of share information in this Proxy Statement, the total market capitalization of the Company was approximately $69.7 billion.

  The graph below shows the total shareholder return (assuming reinvestment of dividends) on the former Monsanto's Common Stock from December 31, 1995 until March 31, 2000, and on the Company's Common Stock from April 3, 2000 through December 31, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a peer group. Because former Monsanto was involved in the pharmaceutical, chemical and agricultural businesses, and no published peer group accurately reflected former Monsanto's business mix during the five years prior to the Merger, former Monsanto measured its total shareholder return compared to a group of companies that as a whole reflected the business mix of former Monsanto. Because Pharmacia continues in the pharmaceutical business and, through its ownership in new Monsanto, the agricultural business, and since Pharmacia stock has only been publicly traded since April 3, 2000, Pharmacia has continued to use the former Monsanto peer group. This peer group index includes AstraZeneca plc, Aventis, Bayer AG ADR, Dow Chemical Company, E.I. DuPont de Nemours and Company, and Novartis AG. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock, and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1995
                           WITH DIVIDENDS REINVESTED
[GRAPH]

                                            PHARMACIA *           S&P 500 INDEX            PEER GROUP
                                            -----------           -------------            ----------
Dec-95                                         100.00                 100.00                 100.00
Dec-96                                         161.63                 122.96                 141.31
Dec-97                                         194.13                 163.98                 189.96
Dec-98                                         220.07                 210.85                 212.86
Dec-99                                         164.65                 255.21                 211.83
Dec-00                                         284.99                 231.98                 244.15

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The overall goal of the Compensation Committee is to develop compensation policies and practices that encourage and reward executive efforts to create shareholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of shareholders generally.

  There are certain principles to which the Committee adheres in structuring the compensation package for each of the executive officers. They are as follows:

  Long-Term and At-Risk Focus: The major portion of compensation for senior executive officers is composed of long-term, at-risk pay to align management with the long-term interests of shareholders. Over time, the Committee expects that less emphasis will be placed on base salary, annual cash incentives and employee benefits.

  Equity-Based: Equity-based plans comprise the major part of the at-risk portion of total compensation, which is intended to instill ownership and long-term strategic thinking and link compensation to corporate performance and the interests of shareholders generally. Consistent with this philosophy, the Compensation Committee established Stock Ownership Guidelines for officers and other key employees of the Company. The Committee annually reviews each executive officer's ownership interest as it relates to the guidelines.

  Market Competitiveness: Total compensation is targeted at the upper end of the second highest quartile of total compensation of a group of similar global, research-based pharmaceutical companies with headquarters in the United States [American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Company, Inc., Pfizer Inc. and Schering-Plough Corporation (the "Comparator Group")]. In addition, the Committee considered, without particular weighting, other large, high-performing, general industry companies that the Committee believes are relevant to assure competitiveness of the overall compensation package. These comparator groups were selected as the groups of companies competing for employment of the same key executives. The Comparator Group is different from the group of combined pharmaceutical, chemical and agricultural companies previously used by former Monsanto and continued by Pharmacia to measure stock performance over a five year period as shown in the graph set forth on page 13. The compensation for the executive officers of new Monsanto is set by the new Monsanto Board. Over time, the level of the Company's competitiveness in total compensation will be based heavily on the Company's stock price performance relative to the Comparator Group. Clearly superior performance should result in actual total compensation levels within the top quartile of the Comparator Group.

COMPONENTS OF EXECUTIVE COMPENSATION

  The four primary components of executive compensation are:

  - Base salary

  - Annual incentives

  - Long-term incentives

  - Employee benefits

  Each category is offered to key executives in various combinations, structured in each case to meet varying business objectives. The philosophy underlying each element of executive compensation is discussed below.

  Base Salaries: All executive base salaries, including Mr. Hassan's, are based on several factors:

  - Competitive labor market position determined from market surveys

  - Level of job responsibility

  - Individual and team performance

  These factors are not weighted, and the Compensation Committee bases salary increases on an assessment of the above factors. The Committee's objective is to ensure base salaries are competitive at or near the median of the Comparator Group. Base salaries above the median may be necessary, in some cases, to attract and retain key talent. Officer performance ratings and base salary increases are reviewed by the Committee annually.

  Annual Incentives: Target annual cash incentives and specific performance criteria are established each year for executive officers with the actual payout based on the extent to which the performance criteria are met. Annual incentives are "targeted" at the median of the Comparator Group, with above-average and superior performance resulting in actual payouts above the median of the Comparator Group. Below a threshold level of performance, no awards may be granted under the plan. The weightings may be adjusted to take into account unusual circumstances. For 2000, the actual award was based on growth in revenue, growth in earnings per share, and individual performance. These performance measures were exceeded, and, accordingly, the actual payouts were above the median.

  Long-Term Incentives: Long-term equity-based compensation, in the form of stock options and restricted stock, comprises the largest portion of the total compensation package for executive officers. In any given year, an executive officer may be offered stock options and/or restricted stock. Long-term incentives are targeted within the second highest quartile of the Comparator Group, with superior performance resulting in long-term compensation within the top quartile of the Comparator Group.

          Stock Options: Stock options provide executives with the opportunity to buy Company Common Stock, increase their equity in the Company and share in the appreciation in the value of the stock. The Committee grants stock options annually with ten-year terms at an exercise price equal to the fair market value on the date of grant. The stock options have value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to create wealth for the shareholders and rewards them in proportion to the gain received by other shareholders. Stock option awards generally vest ratably over a three-year period for retention purposes. Grants for the executive officers, including Mr. Hassan, were based on a comparison to the Comparator Group.

          Restricted Stock: Restricted stock is used to focus executives on the long-term performance of the Company and to serve as a retention device for high potential and key employees. Restricted stock awards generally vest over a three-year period and are normally not granted on an annual basis. Some restricted stock awards will only vest upon the attainment of specific Company performance measures.

  Employee Benefits: Employee benefits offered to key executives are designed to be competitive and provide a "safety-net" of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  To ensure Mr. Hassan's long-term commitment to P&U, the P&U Board entered into an employment agreement with Mr. Hassan in 1999 which secured his services as Chief Executive Officer of P&U for a period of five years. Importantly, the 1999 agreement also required Mr. Hassan to serve as Chief Executive Officer of any successor to P&U (if elected by the successor's Board), without receiving any additional compensation, severance pay or accelerated vesting of the restricted stock granted under his agreement. This was less favorable than the terms provided to other P&U executive officers in the event of a change-in-control of P&U.

  As disclosed in prior proxy statements, in consideration for Mr. Hassan accepting the terms of his 1999 employment agreement, the agreement provided that Mr. Hassan would receive 200,000 restricted shares in 1999 (which would not vest until his retirement unless otherwise decided by the Board), a stock option of 150,000 shares to be received in early 2000 which would vest in stages based on stock price appreciation or upon a change-in-control, and a regular annual stock option grant of 350,000 shares to be received in early 2000 at the same time stock options were granted to other P&U executive officers. Upon the merger, the P&U shares were converted into shares of the Company at the exchange rate of 1.19. As a result, these shares are now equivalent to 238,000, 178,500 and 416,500 shares of Company Common Stock, respectively. These stock awards were granted to Mr. Hassan pursuant to his 1999 employment agreement for his continued service as Chief Executive Officer of P&U.

  Effective upon the Merger, the Company's Board appointed Mr. Hassan Chief Executive Officer and assumed his P&U employment agreement, the result of which was to continue the same compensation that P&U paid Mr. Hassan and without requiring the payment of any special change-in-control compensation.

  As disclosed in prior proxy statements, when the Company's Board reviewed compensation for the new executive team after the Merger, the Board decided that Mr. Hassan should receive additional equity compensation at the same time as the Company's other executive officers. As a result, in 2000, Mr. Hassan received a founders stock option grant of 500,000 shares (as part of a grant to key executives as retention awards and vesting ratably over a three-year period) and a target grant of 300,000 founders performance shares eligible to be earned, in the range of 0% to 125% of target, on December 31, 2004 based on the Company's total shareholder return and the Company's total shareholder return as it relates to the Comparator Group, or upon a change-in-control of the Company, each with the same terms provided to other executive officers.

  The Board also adjusted Mr. Hassan's 2000 base salary to $1,300,000, and his target incentive compensation award for 2000 to $1,300,000 to reflect the added responsibility as CEO of the combined Company. All performance objectives established for Mr. Hassan's 2000 incentive compensation -- growth in revenue, growth in earnings per share and individual performance -- were exceeded. As a result of this superior performance, his success in quickly and effectively integrating the prior companies' businesses after the Merger and his important contributions in representing the Company to external audiences, Mr. Hassan's actual incentive payout for 2000 was $2,005,600.

  The 2001 compensation for Mr. Hassan was established by the Committee based on an analysis of his past performance as CEO of the Company and P&U, a review of comparable compensation for chief executive officers of the Comparator Group and application of the compensation policies described above.

  The Board evaluates the performance of the Company's Chief Executive Officer at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers, unless the compensation meets the U.S. Internal Revenue Code requirements for qualified performance-based compensation. The Committee believes that the stock options granted to the Company's executive officers in 2000 and, under most circumstances, the performance shares granted in 2000 will be deductible. Payments under the annual incentive plan for the year 2000 may not be fully deductible under the U.S. Internal Revenue Code. The Company is requesting shareholder approval for its new annual incentive plan, in order to make payments under the annual plan fully deductible under the U.S. Internal Revenue Code starting in the year 2001. The Committee intends to structure the Company's annual and long-term incentive plans to maximize the deductibility of compensation. The Committee, however, reserves the authority to award nondeductible compensation in such circumstances as it deems appropriate and in the best interests of the Company.

CONCLUDING STATEMENT

  This Committee believes the executive compensation policies and programs described in this report serves the best interest of the shareholders. Compensation delivered to executives is intended to be linked to and commensurate with Company performance and with shareholder expectations. The Committee believes that the results of the compensation philosophy described in this report should be measured over a period of time sufficient to determine whether compensation strategy and philosophy development is aligned with and responsive to shareholder expectations.

                             COMPENSATION COMMITTEE

F.C. Carlucci, Chair        G.S. King       C.S. McMillan       W.D. Ruckelshaus

                               February 20, 2001

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee of the Board of Directors of Monsanto, P&U or Pharmacia were officers or employees of such companies. Mr. McMillan and Ms. King who serve on the Company's Compensation Committee also serve as members of new Monsanto's People Committee. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the Compensation Committee.

SUMMARY COMPENSATION TABLE

  Under the rules of the U.S. Securities and Exchange Commission, the Company is required to report the compensation earned in 2000 and the two prior years for Mr. Shapiro who served as Chief Executive Officer of former Monsanto prior to the Merger, and for Mr. Hassan, who served as Chief Executive Officer of the Company after the Merger, and for the next four most highly compensated executive officers of the Company during 2000.

ANNUAL COMPENSATION                                                                  LONG TERM COMPENSATION AWARDS
------------------------------------------------------------------------   --------------------------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                           -----------------------   --------
            (A)              (B)       (C)         (D)          (E)           (F)          (G)         (H)           (I)
                                                                           RESTRICTED   SECURITIES
                                                            OTHER ANNUAL     STOCK      UNDERLYING     LTIP       ALL OTHER
NAME AND PRINCIPAL                   SALARY       BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS    COMPENSATION
POSITION DURING 2000         YEAR      ($)         ($)         ($)(2)         ($)          (#)         ($)         ($)(4)
-----------------------------------------------------------------------------------------------------------------------------
F. Hassan(1)                 2000   1,250,006   2,005,600      51,499              0    1,095,000          0        183,654
President and CEO,           1999   1,114,688   1,901,400           0      12,012,501(3)   476,000         0         50,883
Pharmacia                    1998   1,050,000   1,176,000     103,116              0      357,000          0         37,000
R.B. Shapiro(5)              2000     225,000                       0              0                       0     14,379,734
CEO,                         1999     850,000   1,440,000      61,207              0      394,064          0        120,185
Former Monsanto              1998     800,000     800,000           0              0                       0        101,070
P. Needleman                 2000     675,000     761,000           0              0      125,000    $380,000(6)     774,313
Senior Executive Vice        1999     550,000   1,100,000           0              0       96,005          0        105,221
President,                   1998     495,833     700,000           0              0      193,588          0         67,761
Chief Scientific Officer
 and Chairman, Research and
 Development
H. A. Verfaillie(7)          2000     754,487     925,000           0              0            0(7)       0      2,099,760
Executive Vice President     1999     650,000     900,000           0              0      222,115          0        138,932
and CEO, Monsanto            1998     600,000     810,000           0              0                       0         72,439
Agricultural Operations
T. G. Rothwell               2000     778,257     901,300           0              0      244,000          0         79,201
Executive Vice President     1999     756,000     756,730           0              0      119,000          0         51,783
and President, Global        1998     676,552     600,300     325,000        687,969(8)   261,800          0         42,333
Country Operations
G.A. Ando                    2000     716,184     691,700           0              0      244,000          0        114,734
Executive Vice President     1999     695,730     648,170      53,387              0      119,000          0         29,320
and President, Research      1998     662,600     523,274      69,754              0      297,500          0         20,533
and Development

-------------------------
(1) Information is presented for Mr. Hassan, who became Chief Executive Officer of the Company effective upon the Merger. Mr. Hassan's compensation includes equity awards that were granted to him by P&U as consideration for entering into a five-year employment agreement in 1999 that, among other things, required Mr. Hassan to serve as Chief Executive Officer of any successor to P&U (if elected by the successor's Board of Directors) without additional compensation, any change-in-control severance pay or accelerated vesting of restricted stock granted under such agreement.

(2) Applicable regulations set reporting levels for certain noncash compensation. For Mr. Hassan, the 1998 amounts presented in this column include, among other things, relocation allowance and moving expenses, amounts for reimbursement of taxes and related grossups for income taxes in excess of those that would have been incurred in his home country, and amounts paid to Mr. Hassan's home country's social security system while he was employed in the U.K. by P&U. This column includes an amount representing personal use of Company aircraft in 2000 for Mr. Hassan of $37,499 and in 1999 for Mr. Shapiro of $36,938. For Mr. Rothwell, the 1998 amount reflects a cash bonus paid to compensate for the loss of bonus from his prior employer, and the 1998 amount for Dr. Ando includes $16,249 in relocation expenses.

(3) Under the terms of Mr. Hassan's 1999 employment agreement with P&U he received 200,000 restricted shares of P&U Common Stock in 1999 (converted effective upon the Merger to

    238,000 shares of Company Common Stock), which are included in the table at the fair market value on date of grant and which will vest on the first day of the month following retirement, provided such date is not prior to December 1, 2004, or otherwise as approved by the Board. At December 31, 2000, the market value of these shares was $14,518,000. Dividends are paid on these restricted shares.

(4) Amounts shown for 2000 include: contributions to savings plans for Mr. Hassan, $150,654; Mr. Shapiro, $12,180; Dr. Needleman, $147,437; Mr.
    Verfaillie, $137,766; Mr. Rothwell $39,282; and Dr. Ando $96,246; split dollar life insurance premiums for Mr. Hassan $33,000; Mr. Shapiro, $25,200; Dr. Needleman, $20,460; Mr. Verfaillie, $7,817; Mr. Rothwell $39,000; and Dr. Ando $18,200; performance match payments on deferred bonus awards for Mr. Verfaillie, $40,123, and Dr. Needleman, $35,840. For Mr. Shapiro, the 2000 amount also includes $360,000 for services provided as senior advisor to the Chief Executive Officer pursuant to a consulting agreement between the Company and Mr. Shapiro, $8,800,799 he received from former Monsanto upon his retirement which was effective as of the Merger, $46,367 paid upon a change-in-control under former Monsanto's medical, dental and AD&D plans, and $5,135,188 paid upon a change-in-control under former Monsanto's stock purchase incentive plan. For Mr. Verfaillie, the 2000 amount also includes a $1,854,373 cash award paid upon a change-in-control under former Monsanto's stock purchase incentive plan and $59,632 for the employee portion of the cash surrender value of split dollar life insurance, and $49 in costs for new Monsanto's executive travel accident plan. For Dr. Needleman, the 2000 amount also includes a $570,576 cash award paid upon a change-in-control under former Monsanto's stock purchase incentive plan (see "Other Information Regarding Management -- Indebtedness" on page 26).

(5) Information is presented for Mr. Shapiro, who was Chairman and Chief Executive Officer of former Monsanto before the Merger. He was Chairman of the Board of Pharmacia until February 21, 2001.

(6) Prior to February 1997, Dr. Needleman participated in the Searle Phantom Stock Option Plan of 1986, which gave participants the opportunity to receive the appreciation in the value of a hypothetical share of Common Stock of G.D. Searle & Co., now a wholly-owned subsidiary of the Company. When the Searle plan was terminated in 1997, Dr. Needleman was credited with a combination of cash and options on Common Stock representing the current and future anticipated appreciation of the units. The amount shown represents a payout in connection with the terminated Searle plan.

(7) All compensation for Mr. Verfaillie since September, 2000 has been paid by new Monsanto. Mr. Verfaillie did not receive any Pharmacia stock options but received a stock option grant for 1,066,670 new Monsanto shares at a grant price of $20.

(8) Mr. Rothwell commenced employment on January 23, 1998. Under the terms of Mr. Rothwell's employment agreement with P&U, in order to replace equity compensation awards received from his prior employer that he forfeited by joining P&U, he received 18,500 restricted shares of such company's Common Stock (converted effective upon the Merger to 22,015 shares of Company Common Stock), which are included in the table at the fair market value on date of grant. All compensation was paid by P&U, of which Mr. Rothwell was Executive Vice President and President, Global Pharmaceutical Operations prior to the Merger.

STOCK OPTION GRANTS IN 2000

                                                                                              GRANT DATE
                                    INDIVIDUAL GRANTS                                            VALUE
------------------------------------------------------------------------------------------   -------------
                 (A)                       (B)                         (D)         (E)            (F)
                                        NUMBER OF        (C)
                                        SECURITIES    % OF TOTAL
                                        UNDERLYING     OPTIONS      EXERCISE
                                         OPTIONS      GRANTED TO     OR BASE                  GRANT DATE
                                         GRANTED     EMPLOYEES IN     PRICE     EXPIRATION      PRESENT
NAME                                    (#)(1)(2)    FISCAL YEAR    ($/SHARE)      DATE       VALUE($)(3)
----                                    ----------   ------------   ---------   ----------   -------------
F. Hassan.............................   178,500         1.29         37.3       1/03/10       2,120,000
                                         416,500         3.00         41.2       2/14/10       5,470,000
                                         500,000         3.60         51.6       6/01/10       8,980,000
R.B. Shapiro..........................        NA
P. Needleman..........................   125,000          .90         51.6       6/01/10       2,250,000
H.A. Verfaillie(4)....................         0
T.G. Rothwell(5)......................   119,000          .86         41.2       2/14/10       1,560,000
                                           1,291(5)       .01         51.6       1/25/08          20,000
                                           1,292(5)       .01         51.6       2/24/08          20,000
                                         125,000          .90         51.6       6/01/10       2,250,000
G. Ando...............................   119,000          .86         41.2       2/14/10       1,560,000
                                         125,000          .90         51.6       6/01/10       2,250,000

-------------------------
(1) Option grants for named executive officers who received grants in 2000 from the Company were granted at 100% of the market price on the date of grant and generally become exercisable in installments of 33 1/3% per year on each of the first through third anniversaries of the grant date. The options have a term of ten years and will vest in full upon a change-in-control of the Company. Option grants to Messrs. Hassan and Rothwell and Dr. Ando by P&U vested upon the Merger.

(2) Options in respect of 150,000 shares (which were intended to have vested upon attainment of specified performance criteria) and 350,000 shares (which were intended to vest ratably over three years) granted to Mr. Hassan by P&U pursuant to his 1999 employment agreement were converted into options to purchase 178,500 shares and 416,500 shares of Company Common Stock effective as of the Merger. Mr. Rothwell and Dr. Ando each received option grants in respect of 100,000 shares (which were intended to vest ratably over three years) from P&U prior to the Merger that were converted into options to purchase 119,000 shares of Company Common Stock effective as of the Merger.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The following weighted-average assumptions were made for purposes of calculating the original Grant Date Present Value for options granted by the Company: an option term of ten years, average volatility of 26.0%, dividend yield of 1.0%, a risk-free interest rate of 6.75%, a projected exercise period of 5.0 years and no additional value for reloaded stock options. The following assumptions were made for purposes of calculating the original Grant Date Present Value for options granted by P&U: an option term of ten years, average volatility of 24.8%, dividend yield of 1.98%, a risk-free interest rate of 6.75%, a projected exercise period of 5.0 years and no additional value for reloaded stock options.

(4) Mr. Verfaillie did not receive any Pharmacia stock options but received a grant of 1,066,670 stock options of new Monsanto at a grant price of $20.00 and an expiration date of October 16, 2010.

(5) Under the terms of his option grant from P&U, Mr. Rothwell received reloaded options upon a stock-for-stock option exercise pursuant to the terms of an option grant he received from P&U.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                       OPTION VALUES ON DECEMBER 31, 2000

  The following table shows the number of stock options exercised and the value realized by the named executive officers in 2000 and the number of unexercised stock options remaining at year-end and the potential value thereof based on the year-end closing market price of the Company's Common Stock of $61.00.

          (A)                (B)          (C)               (D)                       (E)
                                                    NUMBER OF SECURITIES
                                                         UNDERLYING
                                                    UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                                                      AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                           SHARES                         2000(#)              DECEMBER 31, 2000
                         ACQUIRED ON     VALUE      --------------------    -----------------------
                          EXERCISE      REALIZED        EXERCISABLE               EXERCISABLE
NAME                         (#)         ($)(1)      (UNEXERCISABLE)(2)      (UNEXERCISABLE)(2)(3)
----                     -----------   ----------   --------------------    -----------------------
F. Hassan..............          0              0     2,023,000(500,000)      49,710,763(4,703,125)
R.B. Shapiro...........    670,000     20,069,850           1,898,174(0)              59,178,831(0)
P. Needleman...........    145,000      6,715,575       958,393(133,104)      31,448,534(1,175,781)
H.A. Verfaillie........    544,890     23,940,109     1,008,399 (48,633)              28,466,450(0)
T.G. Rothwell..........     54,111      1,293,348       401,448(125,000)       8,668,357(1,175,781)
G.A. Ando..............    250,000      5,418,200       285,500(125,000)       5,448,859(1,175,781)

-------------------------
(1) The amount in column (c) reflects the value of shares received on the exercises of options less the exercise price.

(2) Unexercised options shown in columns (d) and (e) include grants received by the named executive officer over an extended period of time by P&U and former Monsanto, as applicable, and Pharmacia. With the exception of certain options granted to Messrs. Needleman and Verfaillie, all unvested stock options granted to the named executive officers prior to the Merger by P&U or former Monsanto became exercisable upon the Merger.

(3) Information presented for Messrs. Hassan and Rothwell and Dr. Ando includes options granted by P&U prior to the Merger which were converted into options to purchase Company Common Stock effective as of the Merger.

LONG-TERM INCENTIVE PLAN AWARDS IN 2000

  The following table shows awards of "Founders Performance Contingent Share" units after the Merger under the Company's Long-Term Incentive Plan. There is no assurance the named individuals will receive any payout from these awards since actual payouts will be based on the Company's performance over a five-year period measured by the Company's total shareholder return ranking as compared to its compensation peer group and the Company's achievement of its targeted five-year compounded shareholder return. Actual payouts can be in the range of 0% to 125% of the target.

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                          NONSTOCK PRICE-BASED PLANS
                        NUMBER OF UNITS      PERFORMANCE OR OTHER     -----------------------------------
                          (PERFORMANCE      PERIOD UNTIL MATURATION                 TARGET      MAXIMUM
NAME                   CONTINGENT SHARES)        OR PAYOUT(1)         THRESHOLD   (# SHARES)   (# SHARES)
----                   ------------------   -----------------------   ---------   ----------   ----------
F. Hassan............       300,000             1/1/00-12/31/04           0        300,000      375,000
R.B. Shapiro.........             0
P. Needleman.........       100,000             1/1/00-12/31/04           0        100,000      125,000
H.A. Verfaillie......             0
T.G. Rothwell........       100,000             1/1/00-12/31/04           0        100,000      125,000
G.A. Ando............       100,000             1/1/00-12/31/04           0        100,000      125,000

-------------------------
(1) The Founders Performance Contingent Share units will be payable if and to the extent the Company attains the performance goals over the five-year performance period, or upon a change-in-control. A target award stated as a number of stock units has been established for each participant.

PENSION PLAN

  The Company established the Key Executive Pension Plan ("KEPP") in 2000 which harmonized the pension benefits provided to certain key executives. All of the named executive officers other than Messrs. Shapiro and Verfaillie are eligible for retirement benefits under the KEPP upon retirement. The benefit payable under the KEPP at normal retirement age is offset by the following other retirement income: benefits payable from other home country Company qualified and nonqualified defined benefit plans, including cash balance and PPS1 plans; national or governmental schemes, including social security; prior employer qualified and nonqualified defined benefit plans; and certain benefits payable from prior employer qualified and nonqualified defined contribution plans.

  The benefit amount payable under the KEPP at age 65 is computed on a straight annuity basis and is equal to 65% of an individual's final average annual compensation (before deduction for social security benefits and benefits payable from other retirement plans). Average annual compensation under the KEPP is calculated based on the highest paid 36 consecutive months of an employee's last 120 months of employment. The amounts in the salary and bonus columns of the Summary Compensation Table would be included in computing remuneration for KEPP purposes.

  The estimated annual benefits payable under the KEPP as a single life annuity beginning at age 65 before deduction for social security benefits and benefits payable from other retirement plans (assuming that each executive officer remains employed by the Company until age 65) are as follows: Mr. Hassan, $2,237,000; Mr. Rothwell, $1,528,000; Dr. Needleman, $982,000; and Dr. Ando,
$1,268,000. These amounts represent the total pension benefit the named executive officers will receive upon retirement from all retirement income sources.

  Messrs. Shapiro and Verfaillie are eligible for retirement benefits payable under former Monsanto's tax-qualified and nonqualified defined benefit pension plans, consisting of a prior plan account and a cash balance account. For each year of the executive's continued employment with the Company or new Monsanto after 1996, the executive's prior plan account will be increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases. The cash balance account will be credited with 3% of annual compensation in excess of the social security wage base and a percentage (based on age) of annual compensation (salary and annual bonus). In addition, the executive's cash balance account will be credited each year (for up to 10 years based on prior years of service with the Company) during which the executive is employed after 1996, with an amount equal to a percentage (based on age) of annual compensation. The estimated annual benefit payable to Mr. Shapiro as a single life annuity beginning at age 65 is $773,110. The estimated annual benefit payable to Mr. Verfaillie as a single life annuity beginning at age 65 (assuming that he remains employed by the Company or new Monsanto until age 65 and receives 4% annual compensation increases) is $799,352.

  Mr. Shapiro will also be provided with supplemental retirement benefits to recognize his experience prior to employment by the Company. The Company will provide Mr. Shapiro with supplemental retirement benefits equal to 12% of average final compensation. The estimated annual supplemental benefits payable to Mr. Shapiro upon retirement at age 65 is $271,365. Mr. Shapiro will also receive the same Company contribution to the retiree medical plan as an eligible retiree with 30 years of service.

  In addition to the retirement benefits for Mr. Verfaillie based on his years of service as an employee in the United States, Mr. Verfaillie is also eligible for regular retirement benefits based on his years of service as an employee outside the United States. In addition, Mr. Verfaillie participates in the Company's regular, nonqualified pension plan designed to protect retirement benefits for employees serving in more than one country. However, his total retirement benefit from all Company plans, including these supplemental plans, when considering his total service, is expected to be generally comparable to the benefit amount described above.

CERTAIN AGREEMENTS

  In connection with the Merger, the Company assumed the employment agreement Mr. Hassan entered into with P&U, which, in addition to the provisions described on page 15, provides that in the event his employment is terminated by the Company without cause or by him with good reason prior to expiration of the agreement, he will receive (i) severance pay equal to three times his annualized base pay and annual target incentive compensation, (ii) a prorated portion of his target annual incentive compensation award; (iii) retirement and other employee benefits as if he had continued to be employed until expiration of the agreement, (iv) medical and other welfare benefits for three years offset by any alternative coverage available, and (v) immediate vesting of all outstanding restricted stock and stock options. The Company will also provide a tax grossup to Mr. Hassan should any payment be determined to be a parachute payment under the U.S. Internal Revenue Code, and if the termination follows or is in contemplation of a change-in-control of the Company (as defined in his employment agreement), the Company will pay him an amount by which the gain on his original stock options does not equal at least $15 million. Mr. Hassan's employment agreement also provides that he will receive a retirement benefit equal to the greater of the benefit he would have received had he remained in the pension plan of his former employer or a benefit under P&U's Global Officer Pension Plan equal to 60% of his highest annual total compensation at age 60, unless his employment is terminated by the Company with Cause or by him without Good Reason. Mr. Hassan may not compete with the Company for a period of two years following his termination of employment.

  The Company also entered into employment agreements effective June 1, 2000 with Mr. Rothwell, Dr. Needleman, and Dr. Ando. The agreements provide for the payment of annual base salary, subject to annual review, of $797,000 for Mr. Rothwell, $750,000 for Dr. Needleman, and $733,430 for Dr. Ando. The agreements provide for initial annual incentive compensation targets equal to 75% of base salary for Mr. Rothwell, 75% of base salary for Dr. Needleman, and 70% of base salary for

Dr. Ando. Under the agreements, each executive was granted a stock option for 125,000 shares which vests at a rate of 33 1/3% per year and 100,000 performance shares that will vest based on the Company's attainment of certain performance goals.

  In the event the Company terminates the executive's employment other than for cause or the executive terminates employment with good reason (as such terms are defined in the employment agreements), Mr. Rothwell and Dr. Ando will be entitled to the following: (i) severance pay equal to three times the executive's base pay and annual target incentive compensation; (ii) a prorated portion of his target annual incentive compensation award; (iii) immediate vesting of all outstanding stock options; (iv) retirement benefits calculated as if he continued employment for an additional three years; and (v) continuation of certain other benefits for three years. The severance benefits are conditional on the executive's agreement not to compete with the Company for a two-year period after termination of employment. In addition, if Dr. Ando voluntarily terminates his employment for any reason other than good reason prior to June 1, 2002, he will receive a lump sum payment equal to two times the sum of his annual rate of base salary as of June 1, 2000 plus his target annual incentive bonus for the year 2000, and he will receive certain benefits for 24 months. The Company will provide a tax grossup to the executives should any payments be considered parachute payments under the U.S. Internal Revenue Code.

  If Dr. Needleman's employment terminates as a result of death, disability, or for any reason other than cause, he will receive a severance payment of $4,764,006 if terminated prior to December 31, 2002, $3,176,004 if terminated prior to December 31, 2003, and $1,588,002 if terminated prior to December 30, 2004, and he will also receive the same benefits described above for Mr. Rothwell. If Dr. Needleman's employment is terminated by the Company without cause or if he voluntarily terminates his employment with good reason on or after January 1, 2003, Dr. Needleman will receive a severance payment equal to the sum of his base salary and annual target incentive compensation plus $3,176,004 if termination occurs before December 31, 2003, the sum of two times his base salary and annual target incentive compensation plus $1,588,002 if termination occurs between January 1, 2004 and December 30, 2004, and an amount equal to three times his base salary and annual target incentive compensation if termination occurs after December 31, 2004. He will also receive the same benefits described above.

  Mr. Shapiro, the former chairman and chief executive officer of former Monsanto, had a change-in-control employment agreement with former Monsanto that became effective upon the Merger. Due to Mr. Shapiro's retirement effective as of the Merger, Mr. Shapiro received $8,800,799 pursuant to his agreement. Mr. Shapiro, entered into a new agreement with the Company in connection with the Merger pursuant to which he agreed to serve as an advisor to Mr. Hassan until December 31, 2003 for a fee of $480,000 per year plus health care benefits, security protection and certain other services. In addition, Mr. Shapiro received an annual fee of $60,000 for his service as Chairman of the Board and Chairman of the Executive Committee, in addition to his annual Board retainer of $50,000.

  The new Monsanto entered into a change-in-control employment agreement with Mr. Verfaillie. The agreement has a term that initially ends on June 30, 2001 and is automatically extended for one year at a time, unless new Monsanto gives notice that no extension will occur. If a change-in-control of new Monsanto occurs during the term of the agreement, or if a change-in-control of the Company occurs during the term at a time when the Company owns more than 50 percent of new Monsanto's Common Stock, then the agreement becomes operative for a fixed period.

  The agreement provides generally that Mr. Verfaillie's terms and conditions of employment, including position, location, compensation and benefits, will not be adversely changed during the three-year period after such a change-in-control. If during the three-year period, new Monsanto terminates Mr. Verfaillie's employment other than for cause, death or disability, or the executive terminates for good reason, or if new Monsanto terminates the executive's employment without cause in connection with or in anticipation of a change-in-control, Mr. Verfaillie is generally entitled to receive:

  - three times Mr. Verfaillie's annual base salary plus an annual bonus amount and an amount to reflect new Monsanto's matching contributions under various savings plans,

  - accrued but unpaid compensation,

  - continued welfare benefits for three years,

  - a lump-sum payment having an actuarial present value equal to the additional retirement plan benefits Mr. Verfaillie would have received if he had continued to be employed by new Monsanto for a specified number of years,

  - if Mr. Verfaillie has reached age 50 at the conclusion of a specified number of years following employment termination, receipt of lifetime retiree medical benefits, and

  - outplacement benefits.

  In addition, Mr. Verfaillie is generally entitled to receive a payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments.

  On September 1, 2000, Mr. Verfaillie became the chief executive officer of new Monsanto and entered into a phantom share agreement with new Monsanto which nullified his prior change-in-control employment agreement entered into with former Monsanto. Pursuant to the agreement, new Monsanto credited 361,550 phantom shares to a phantom share account for Mr. Verfaillie. The phantom share account will also be credited with dividend equivalents, which will be treated as reinvested in additional phantom shares, and will be adjusted as appropriate for stock splits, mergers, and other corporate transactions affecting Monsanto's stock.

  According to the agreement, the phantom share account will vest on October 1, 2002 subject to new Monsanto's achievement of performance goals and Mr. Verfaillie remaining employed by new Monsanto or an affiliate through the same date. The phantom share account will also vest if (i) Mr. Verfaillie's employment is terminated before December 31, 2001, without cause, for good reason or because of death or disability (as such terms are defined in the agreement), whether or not the performance goal is met, or (ii) Mr. Verfaillie's employment is terminated after December 31, 2001, without cause, for good reason, or because of death or disability and the performance goals are met.

  If a new Monsanto change-in-control (as defined in the phantom share agreement) occurs before December 31, 2001 and Mr. Verfaillie remains an employee of new Monsanto or an affiliate as of the date of the change-in-control, the balance in the phantom share account will vest on the date of the new Monsanto change-in-control. If a Pharmacia change-in-control (as defined in the phantom share agreement) occurs before December 31, 2001 and a second trigger (as defined in the agreement) occurs within one year thereafter, then the phantom share account will vest, provided that Mr. Verfaillie remains an employee of new Monsanto or an affiliate.

  When the balance of the phantom share account vests, new Monsanto will pay Mr. Verfaillie a lump sum cash payment in an amount equal to the number of phantom shares credited to his account times the Monsanto share value, determined as of the vesting date. The amount of such payment will in no event be less than $7,231,000. Payment to Mr. Verfaillie under the agreement is subject to approval of the agreement by the shareholders of new Monsanto; provided, that shareholder approval will not be required if a change-in-control occurs before the 2001 annual Monsanto shareholder meeting.

OTHER INFORMATION REGARDING MANAGEMENT

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires all Company executive officers, directors, and persons owning more than 10% of any registered class of Company stock to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission. Based on our records and other information, the Company believes that in 2000 the directors and executive officers met all applicable SEC filing requirements.

  INDEBTEDNESS

  The following executive officers received full-recourse, interest bearing loans in the amounts shown for the purchase price of Company Common Stock purchased pursuant to the former Monsanto Executive Stock Purchase Incentive Plan. This plan was terminated as a result of the Merger. Following the Merger, these executive officers received cash awards under the plan that were required to be used to repay the loans. However, these cash awards did not cover the full amount due. The executives had a three-year period from the Merger to pay back the loans but they have prepaid the loan balances in full as of March 5, 2001. The largest amount of indebtedness outstanding at any time during the period beginning January 1, 2000 and ending December 31, 2000 is set forth below:

                                                                   AGGREGATE AMOUNT OF       AGGREGATE
                                                                   INDEBTEDNESS AS OF    INDEBTEDNESS AS OF
NAME                                YEAR OF LOAN   INTEREST RATE    DECEMBER 31, 2000      MARCH 5, 2001
----                                ------------   -------------   -------------------   ------------------
P. Needleman......................      1996           6.36               459,755                0
H.A. Verfaillie...................      1996           6.36             2,497,005                0

                         ITEM 2 -- MANAGEMENT PROPOSAL
                 APPROVAL OF THE 2001 LONG-TERM INCENTIVE PLAN

GENERAL

  The 2001 Long-Term Incentive Plan (referred to as the "2001 Plan") provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and other stock-based awards to employees, consultants and advisors of the Company or its subsidiaries and affiliates and nonemployee directors of the Company.

  The Company's Board of Directors (referred to as the "Board") has approved the 2001 Plan and is submitting the 2001 Plan for shareholder approval. Shareholder approval is being sought (i) so that the compensation attributable to grants under the 2001 Plan may qualify as "qualified performance-based compensation" for purposes of section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (referred to as the "Code") (see "Section 162(m)" under "Federal Income Tax Consequences" below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet New York Stock Exchange requirements.

  The following is a summary of the material terms of the 2001 Plan.

PURPOSE OF THE 2001 PLAN

  The 2001 Plan is intended to provide a means by which the Company's employees, consultants, advisors, and directors can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company. The 2001 Plan will provide an incentive for employees, consultants, advisors, and directors to focus their attention on managing the Company as equity owners and will align their interests with those of the Company's shareholders.

DESCRIPTION OF THE 2001 PLAN

  Administration: The 2001 Plan will be administered by the Compensation Committee of the Board (referred to as the "Committee"). However, the Board may ratify or approve any grants as it deems appropriate, and the Committee may delegate any or all of its powers under the 2001 Plan to an individual or a subcommittee, with respect to grants to persons who are not executive officers. The Committee has the sole authority to (i) determine the individuals to whom grants shall be made under the 2001 Plan, (ii) determine the type, size and terms of each grant, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the 2001 Plan.

  Shares: The maximum number of shares of the Company's Common Stock that may be issued under the 2001 Plan is 55,000,000 shares of which no more than 1,000,000 stock awards or other stock-based awards can be granted under the plan. The maximum number of shares of Company Common Stock that may be granted to any individual during any calendar year is 2,500,000. The maximum share limits are subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, combination, exchange of shares, reclassification, change in par value, merger, reorganization, or consolidation, or other corporate change. If any grant expires, is forfeited or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the 2001 Plan.

  Eligibility: All employees of the Company and its subsidiaries and affiliates and the nonemployee directors of the Company are eligible to participate in the 2001 Plan. Consultants and advisors who perform services for the Company or its subsidiaries or affiliates (referred to as consultants) are also eligible to participate in the 2001 Plan if the consultants render bona fide services, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultants do not directly or indirectly promote or maintain a market for the Company's securities. The Committee will select the employees, nonemployee directors, and consultants who are eligible for grants under the 2001 Plan. As of March 5, 2001, approximately 45,000 employees, 14 nonemployee directors, and 50 consultants are eligible to participate in the 2001 Plan.

  Options: The Committee will determine the number of shares of stock that will be subject to each grant of stock options. The Committee may grant nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") provided that ISOs may only be granted to employees of the Company or a subsidiary corporation as defined in the Code.

  The exercise price per share of an option granted under the 2001 Plan will be determined by the Committee at the time of grant, provided that the exercise price of NQSOs and ISOs may not be less than 100% of the fair market value of the underlying shares of Company Common Stock on the date of grant (110% in the case of an ISO granted to a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company or a subsidiary).

  Each option shall be exercisable and shall terminate as determined by the Committee provided that the term of each stock option shall not exceed ten years (five years in the case of an ISO granted to a 10% owner). The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason. The Committee may also permit a grantee to elect to exercise part or all of an option before it otherwise has become exercisable. Any shares so purchased will be restricted shares and will be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the exercise price, or such other restrictions as the Committee deems appropriate. Options may be exercised while the grantee is an employee, director or consultant of the Company or a subsidiary or affiliate, or within a period specified by the Committee after the termination of employment or service.

  Grantees may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Common Stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the option, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. The Committee may authorize loans by the Company to grantees in connection with the exercise of an option, upon such terms and conditions as the Committee deems appropriate.

  The Committee may provide for the grant of reload options in connection with an option grant. Reload options will be granted with an exercise price as established by the Committee (but no less than fair market value of Company Common Stock on the date of grant of such additional options) and will have a term not longer than the unexpired term of the original option.

  Stock Awards: The 2001 Plan permits the grant of a maximum of 1,000,000 stock awards subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on stock awards will lapse. Unless the Committee determines otherwise, during the restriction period, the grantee will have the right to vote shares of stock awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. If the grantee's employment or service terminates during the restriction period or if any other conditions are not met, unless the Committee determines otherwise, the stock award will terminate with respect to all of the shares of Company Common Stock covered by the stock award as to which the restrictions have not lapsed, and those shares of Company Common Stock will be forfeited and if issued, immediately returned to the Company.

  Stock Appreciation Rights: The 2001 Plan permits the grant of stock appreciation rights ("SARs") separately or in tandem with any option. An SAR permits a grantee to receive upon exercise, cash and/or Company Common Stock, as determined by the Committee, in an amount equal to the excess, if any, of the fair market value of the underlying Company Common Stock on the date of exercise over the base amount of the SAR. Unless the Committee determines otherwise, the base amount of each SAR will be equal to the per share exercise price of the related option, if applicable, or no less than the fair market value of a share of Company Common Stock on the date of grant of the SAR. An SAR will be exercisable during the period specified by the Committee provided that a tandem SAR will not be exercisable beyond the term of the related option. The Committee will determine the vesting and other restrictions applicable to an SAR grant and may accelerate the exercisability of any outstanding SARs.

  Other Stock-Based Awards: The Committee may grant employees, nonemployee directors and consultants other awards of Company Common Stock or awards that are valued in whole or in part by reference to Company Common Stock with such terms and conditions as the Committee deems appropriate.

  Dividend Equivalents: The Committee may grant dividend equivalents in connection with grants under the 2001 Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Common Stock, as determined by the Committee.

  Employees Subject to Taxation Outside the United States: The Committee may make grants on terms different from those specified in the 2001 Plan (including granting options with a term longer than ten years if appropriate to assure favorable tax treatment) with respect to persons who are subject to taxation outside the United States as necessary to achieve the purposes of the Plan.

  Deferrals: The Committee may permit or require a grantee to defer receipt of cash or shares that would otherwise be due to the grantee in connection with any grant.

  Transferability of Grants: Grants are not transferable by the grantee except by will or the laws of descent or, in the case of a grant other than an ISO, with Committee consent, pursuant to a domestic relations order. The Committee may allow a grantee to transfer a NQSO to family members or trust or other entity for the benefit of family members.

  Consequences of a Change-in-Control: Upon a change-in-control of the Company (as defined in the 2001 Plan), all outstanding options and SARs will automatically accelerate and become fully exercisable, and any restrictions on outstanding stock awards or stock-based awards will immediately lapse. Upon a change-in-control, the Committee may (i) determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation, and other outstanding grants will be converted to similar grants of the surviving corporation; (ii) require that grantees surrender their outstanding options and SARs in exchange for payment of the amount by which the then fair market value of the stock exceeds the exercise price; (iii) after giving grantees an opportunity to exercise their options and SARs, terminate any or all of the unexercised options and SARs; or
(iv) determine that grantees will receive a payment in settlement of their stock awards or stock-based awards, in an amount and form determined by the Committee.

  Amendment and Termination of the Plan: The 2001 Plan will terminate on April 17, 2011. The Board may sooner terminate or amend the 2001 Plan at any time; provided, however, that the Board will not amend the 2001 Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

FEDERAL INCOME TAX CONSEQUENCES

  The following description of the federal income tax consequences of grants under the 2001 Plan is a general summary. State, local and other taxes may also be imposed in connection with grants.

  Incentive Stock Options: In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

  If a grantee holds the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares prior to satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option (or the gain on the disposition, if less). The balance of the gain realized, if any, will be short-term or long-term capital gain, depending on the length of the time that the shares have been held after the date of exercise. In general, the Company and its subsidiaries and affiliates will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

  Nonqualified Stock Options: In general, a grantee who receives an NQSO will recognize no income at the time of the grant of the option. Upon exercise of an NQSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NQSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company and its subsidiaries and affiliates will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

  Stock Awards: A grantee who receives a stock award generally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time. The Company and its subsidiaries and affiliates generally will be entitled to a business expense deduction in the same amount.

  A grantee may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at the date of grant, determined without regard to the restrictions. The Company and its subsidiaries and affiliates generally will be entitled to a corresponding business expense deduction in the same year.

  Stock Appreciation Rights, Other Stock-Based Awards and Dividend
Equivalents: There are generally no federal income tax consequences to a grantee upon the grant of an SAR, or other stock-based grant. Instead, when payments are made to the grantee, the grantee will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares received. Dividend equivalents are taxed to grantees as ordinary income when they are paid to the grantees. The Company and its subsidiaries and affiliates generally will be entitled to a corresponding business expense deduction when the grantees recognize ordinary income.

  Excise Taxes: Under certain circumstances, the accelerated vesting of grants in connection with a change-in-control could be deemed an "excess parachute payment" under Section 280G of the Code. To the extent it is so considered, a grantee could be subject to a 20% excise tax and the Company and its subsidiaries and affiliates could be denied a tax deduction.

  Section 162(m): Section 162(m) of the Code generally disallows a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. The Code has an exception to the deduction limit for "qualified performance-based compensation," if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. The Company has structured the 2001 Plan so that compensation resulting from the grant of stock awards, stock options and SARs may qualify as "qualified performance-based compensation" and be deductible.

  Benefits under the 2001 Plan: The benefits that will be received by grantees under the 2001 Plan are not determinable at this time because grants are based on various criteria established by the Committee, which have not yet been established.

MARKET PRICE OF SHARES

  The closing price of the Company's Company Common Stock, as reported in the Wall Street Journal, New York Stock Exchange -- Composite Transactions, on March 5, 2001 was $54.05.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 PLAN

                         ITEM 3 -- MANAGEMENT PROPOSAL
              APPROVAL OF THE OPERATIONS COMMITTEE INCENTIVE PLAN

GENERAL

  The Pharmacia Corporation Operations Committee Incentive Plan (referred to as the "OCIP") will provide cash awards to selected management employees of the Company and its subsidiaries, if preestablished performance goals are met. The OCIP is intended to encourage results-oriented actions on the part of management and to align closely financial rewards with the achievement of specific performance objectives.

  The Company's Board of Directors has approved the OCIP and is submitting the OCIP for shareholder approval. Shareholder approval is being sought so that the awards under the OCIP may qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code (as described in "Tax Deductibility under Code sec.162(m)" below).

  The following is a summary of the material terms of the OCIP.

DESCRIPTION OF THE OCIP

  Administration: The OCIP will be administered by the Compensation Committee of the Board of Directors (referred to as the "Committee") with respect to employees who are elected officers of the Company, and the OCIP shall be administered by the Chief Executive Officer of the Company with respect to all other employees. The Chief Executive Officer may delegate his authority to administer the OCIP to an individual or other committee. The term "administrator" means the committee, as applied to elected officers, and the Chief Executive Officer or an individual or committee to which authority has been delegated, as applied to all other employees. The administrator will have authority to establish the rules and regulations relating to the OCIP, to interpret the OCIP and those rules and regulations, to select participants for the OCIP, to determine each participant's target award, performance goals and final award, and to make all other determinations in connection with the OCIP. Only the committee will take the foregoing actions with respect to elected officers.

  Eligibility: All management employees of the Company and its subsidiaries who are "Pharma" members of the Operations Committee are eligible to participate in the OCIP. The administrator will select the management employees who will participate in the OCIP. As of March 1, 2001, approximately 27 management employees are eligible to participate in the OCIP.

  Target Awards: At the beginning of each year, the administrator will establish a target incentive award for each participant, which will be expressed as a dollar amount, a percentage of salary or otherwise. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to future Company performance and business impact.

  For each elected officer, the administrator must establish the target awards and performance goals no later than the earlier of ninety days after the beginning of the year, the date on which 25% of the year has been completed, or such other date as may be permitted under the Code. The administrator will establish for each elected officer a maximum award that may be paid for the year, which will remain fixed for the entire year. The maximum award that any participant may receive for a plan year is $12,000,000.

  Performance Goals: At the beginning of each year, the administrator will establish for each participant performance goals that must be met in order for an award to be payable for the year. The administrator will establish in writing
(i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the administrator deems appropriate and consistent with the OCIP and, in the case of elected officers, Section 162(m) of the Code.

  The administrator will establish objective performance goals for each participant related to the participant's business unit or the performance of the Company and its subsidiaries and affiliates as a whole, or any combination of the foregoing. The administrator may also establish subjective performance goals for participants; provided that, for elected officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the OCIP. The objectively determinable performance goals will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, preclinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

  Determination of Award: Each participant will earn an award for a plan year based on the achievement of the performance goals established by the administrator. The administrator may adjust, upward or downward, the award for each participant who is not an elected officer based on the participant's achievement of personal and other performance goals established by the administrator and other factors as determined by the administrator. The administrator may reduce, but not increase, the amount of any award of an elected officer.

  Payment of Awards: The Company will pay awards earned for a year in a single lump sum cash payment within 120 days after the close of the year. Participants must be employed on the last day of the year to be eligible for an award from the OCIP, except as the administrator may otherwise determine. Special rules apply to participants who terminate employment prior to the last day of the year as a result of death, retirement, disability or otherwise under a Company-approved program.

  Changes to Performance Goals and Target Awards: At any time prior to the final determination of the awards, the administrator may adjust the performance goals and target awards for participants who are not elected officers to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, or any other change of similar nature. With respect to elected officers, such adjustments may be made to the extent the administrator deems appropriate considering the requirements of Section 162(m) of the Code.

  Amendment and Termination: The Board may from time to time amend or terminate the OCIP, provided that no amendment that requires shareholder approval in order to comply with Section 162(m) of the Code will be effective unless the amendment is approved by the Company's shareholders.

  Assignment: A participant's right and interest under the OCIP may not be assigned or transferred, except as permitted upon death.

  Tax Deductibility under Code sec.162(m): See "Section 162(m)" under the "Approval of the 2001 Long-Term Incentive Plan" above for a description of qualified performance-based compensation under Section 162(m) of the Code. The OCIP is intended to enable awards to qualify as "qualified performance-based compensation."

  Benefits under the OCIP: The information contained in the following table represents the benefits that management employees would have received in 2000 under the OCIP (but no such awards were actually granted in 2000) based on the current year's target awards and performance goals.

                                 OCIP BENEFITS

NAME AND POSITION                                              DOLLAR VALUE($)
-----------------                                              ---------------
F. Hassan, Chief Executive Officer..........................     $1,903,200
P. Needleman, Senior Executive Vice President and Chief
  Scientific Officer........................................     $  647,700
H.A. Verfaillie, Executive Vice President and CEO, Monsanto
  Agricultural Operations...................................            N/A
T.G. Rothwell, EVP and President GCO........................     $  767,100
G.A. Ando, EVP and President R&D............................     $  588,800
Executive Group.............................................     $6,859,800
NonExecutive Director Group.................................            N/A
NonExecutive Officer Employee Group.........................     $3,314,300

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE OCIP.

                         ITEM 4 -- MANAGEMENT PROPOSAL
                APPROVAL OF GLOBAL EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company plans to implement the Pharmacia Corporation Employee Stock Purchase Plan (referred to as the "ESPP") in 2002 in connection with the implementation of a revised benefit structure designed to harmonize the benefits of P&U and former Monsanto. The ESPP is a broad-based plan that will permit employees of the Company and its eligible subsidiaries to buy shares of the Company's Common Stock at a fixed price which, at the discretion of the Company, may be discounted up to 15%. The ESPP is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Code sec.423.

  The Company's Board of Directors has approved the ESPP and is submitting the ESPP for shareholder approval. Shareholder approval is being sought so that the transfer of shares to employees under the ESPP will qualify for favorable tax treatment under Sections 423 and 421(a) (as described in "Federal Income Tax Consequences" below).

  The following is a summary of the material terms of the ESPP.

DESCRIPTION OF THE ESPP

  Purpose: The ESPP is intended to encourage employees to acquire an ownership interest in the Company (and thus align the interests of employees with the interests of shareholders) by providing employees with the opportunity to purchase Company Common Stock at a discount through voluntary systematic payroll deductions.

  Administration: The ESPP will be administered by the Compensation Committee of the Board of Directors or such other individual or individuals (including, without limitation, another subcommittee of the Board) to whom the Compensation Committee may delegate any or all of its ESPP administrative duties (referred to as the "Administrator"). In addition to its general administrative duties under ESPP, the Administrator has the sole authority to (i) interpret the ESPP, (ii) determine the eligibility of employees to participate in the ESPP, and (iii) adopt rules and regulations for administering the ESPP.

  Shares: The maximum number of shares of Company Common Stock that may be issued under the ESPP is 70,000,000 shares. The maximum share limit is subject to adjustment in the event of a stock dividend, stock split, combination of shares or other similar event that results in a proportionate increase or decrease in the number of shares of Company Common Stock issued and outstanding. Shares issued under the ESPP will be acquired by the Company in open market transactions.

  Eligibility: Prior to the start of the Enrollment Period (as described in "Offerings" below), the Company will designate the subsidiaries whose employees will be eligible to participate in the ESPP for that Offering. Initially, it is expected that only employees of U.S. subsidiaries will be eligible, although it is intended that participation will be opened to employees of foreign subsidiaries some time in the future. Generally, all employees of the Company and its subsidiaries that have been designated as eligible subsidiaries for an Offering will be eligible to participate in the ESPP for that Offering, although any employee who owns 5% or more of the Company Common Stock at the time of an Offering will be barred from participating in the Offering. In addition, if the Company desires, it may determine prior to the applicable Enrollment Period that the following classes of employees will be excluded from participating in that
Offering: employees who (i) have been employed for less than a designated period of time not to exceed 2 years, (ii) customarily work for less than 20 hours a week or 5 months a year, or (iii) are highly compensated employees.

  Offerings: From time to time the Company will offer eligible employees the option to purchase shares of Company Common Stock (referred to as an "Offering") through systematic payroll deductions at a fixed price (referred to as the "Purchase Price") during a predetermined period (referred to as the "Offering Period"). The Offering Period will be divided into one or more Purchase Periods, with the last day of each Purchase Period being the Purchase Date for that Purchase Period. The number of shares purchased on behalf of a participant on each Purchase Date will be determined by dividing the amount of payroll deductions (as described in "Enrollment" below) that have accumulated in the participants account during the applicable Purchase Period by the applicable Purchase Price. The Company will set the terms and conditions of each Offering prior to the Enrollment Period for the Offering. Unless the Company determines otherwise for an Offering, the following terms and conditions will apply to each
Offering:

  - The Enrollment Period will be the 45 day period commencing 60 days prior to the Enrollment Date.

  - The Offering Period for each Offering will be the 24-month period commencing on the Enrollment Date;

  - Each Offering Period will be divided into four 6-month Purchase Periods, with the last day of each Purchase Period being the Purchase Date for that Purchase Period;

  - On each Purchase Date, the Company shall use the payroll deductions that have accumulated in a participant's plan account during the Purchase Period to purchase shares of Company Common Stock on behalf of the participant at the predetermined Purchase Price;

  - The Purchase Price will be the lesser of 85% of the fair market value of a share of Company Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date.

  The Purchase Price for an Offering will be subject to adjustment in the event of a stock dividend, stock split, combination of shares or other similar event that results in a proportionate increase or decrease in the number of shares of Company Common Stock issued and outstanding.

  Enrollment: To participate in an Offering, an eligible employee must complete and return an Enrollment Form before the end of the applicable Enrollment Period, designating the portion of the employee's annualized base salary that will be deducted and withheld from his or her pay for each pay period during the Offering Period, subject to a $25,000 maximum payroll deduction per calendar year. A participant may also designate on the Enrollment Form a beneficiary who, in the event of the participant's death, will receive a refund of the participant's accumulated payroll deductions or the delivery of any shares held under the ESPP on behalf of the participant. Amounts deducted and withheld from a participant's paychecks under the ESPP will be accumulated, without interest, during each Purchase Period and credited to a recordkeeping account under the ESPP in the name of the participant. Payroll deductions accumulated during a Purchase Period will be used to purchase shares of Company Common Stock on behalf of the participant on the Purchase Date falling at the end of the Purchase Period (as described in "Offerings" above).

  Changes in Deduction Elections: The Company has the discretion to allow participants to prospectively change, at any time during an Offering Period, the amount of annualized base pay that will be deducted from his or her paychecks, or to suspend payroll deductions altogether, provided that such discretion is uniformly applied to all participants.

  Withdrawals From Offering: Each participant in an Offering has the absolute right to withdraw from the Offering at any time. If a participant withdraws from an Offering, all payroll deductions will cease and all accumulated payroll deductions that have not already been used to purchase Company Common Stock will be returned to the participant without interest. The participant will not be allowed to reenroll in the Offering, but will be eligible to participate in subsequent Offerings.

  Termination of Employment: If a participant terminates employment during an Offering Period for any reason (including death), the termination will be treated as a withdrawal from the Offering; except, however, if the termination occurs within 30 days prior to a Purchase Date, the termination may, at the Company's discretion, be treated as a suspension of deferrals and amounts accumulated in the participant's account during the applicable Purchase Period, but prior to employment termination, will be used to purchase Company Common Stock on the Purchase Date. In the event a participant's termination of employment is due to his or her death, any cash or shares owed to the participant as a result of the termination will be paid or delivered to the beneficiary designated on the participant's Enrollment Form or, if there is no such beneficiary, to the participant's estate.

  Transferability: Rights granted under the ESPP are not transferable other than by will, the laws of descent and distribution or, if applicable, to the participant's designated beneficiary (as described in "Termination of Employment" above). If the Company desires, it may treat any other attempted transfer of rights as a withdrawal from the Offering.

  Amendment and Termination: The Compensation Committee may amend or terminate the ESPP at any time, provided that no amendment that requires shareholder approval in order to comply with Section 423 of the Code will be effective unless the amendment is approved by the Company's shareholders.

  Effective Date: If the ESPP is approved by the Company's shareholders, the effective date of the ESPP will be January 1, 2002 or such later date as the Administrator may determine.

FEDERAL INCOME TAX CONSEQUENCES

  The following description of federal income tax consequences of participation in the ESPP is a general summary. State, local and other taxes may also be imposed as a result of participation. The ESPP is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Code.

  Payroll Deductions: Payroll deductions will be made on an after-tax basis. Thus, participants will have to pay income and employment taxes on the amounts deducted and withheld from their paychecks under the ESPP.

  Purchase of Shares: No income will be recognized by a participant when accumulated payroll deductions are used to purchase Company Common Stock at a discount, and the Company and its eligible subsidiaries will not be entitled to a business expense deduction with respect to a participant's purchase of discounted shares. However, upon the purchase of discounted shares under the ESPP, the excess of the fair market value of the shares received on the Purchase Date over the Purchase Price of the shares will be included as an adjustment for purposes of the alternative minimum tax.

  Subsequent Sale: If a participant holds the shares acquired under an Offering for at least two years after the Enrollment Date and one year after the Purchase Date, when the participant subsequently sells the shares acquired under an Offering, he or she will realize taxable gain or loss equal to the difference between the selling price and the Purchase Price. If the shares are sold at a gain, the participant will recognize ordinary income equal to the lesser of (i) the actual gain on the sale, or (ii) the excess of the fair market value of the shares on the Enrollment Date over the Purchase Price as of the Enrollment Date (that is, the Purchase Price that would have applied had the Enrollment Date been the Purchase Date). The balance of the gain, if any, will be treated as long-term capital gain. If the shares are sold at a loss, then no ordinary income is realized and the entire loss will be treated as long-term capital loss. The Company and its eligible subsidiaries will not be entitled to a business expense deduction with respect to the amount of ordinary income recognized by the participant.

  If the participant sells the shares prior to holding the shares for at least two years after the Enrollment Date and one year after the Purchase Date, then, regardless of whether there is a profit or loss on the sale, the discount received when the shares were purchased (that is, the excess of the fair market value of the shares on the Purchase Date over the Purchase Price) will be taxed as ordinary income to the participant in the year of the sale and the Company will be entitled to a business expense deduction in an amount equal to the amount of ordinary income recognized by the participant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ESPP.

                             SHAREHOLDER PROPOSALS

  Certain shareholders have submitted the two proposals set forth below. These proposals have been carefully considered by the Board, which has concluded that their adoption would not be in the best interests of the Company and its shareholders. For the more specific reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each proposal. The Company will furnish, orally or in writing as requested, the names, addresses and share ownership positions of the proponents promptly upon written or oral request directed to the Secretary of Pharmacia Corporation, 100 Route 206 North, Peapack, NJ 07977, telephone number: 1-877-552-7257.

                         ITEM 5 -- SHAREHOLDER PROPOSAL
                     PRICE RESTRAINTS ON PRESCRIPTION DRUGS

  Whereas: Important as prescription drugs are, not everyone has access to them. Millions of Americans have inadequate or no insurance coverage for drugs;

  Most people without drug coverage purchase their needed drugs at a retail pharmacy;

  A Report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization, and Prices, April
2000) found that:

  - Individuals without drug coverage pay a higher price at the retail pharmacy than the total price paid on behalf of those with drug coverage.

  - In 1999, excluding the effects of rebates, the typical cash customer paid nearly 15% more than the customer with third-party coverage. For a quarter of the most common drugs, the price difference between cash and third parties was even higher -- over 20%.

  - For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

  This same Report found that the markup added by the wholesaler, after purchase from the manufacturer, is "generally small, perhaps 2%-4%." (ch.3, p.101);

  The literature cited in the Report suggests that pharmacy margins have been falling in recent years (p.103);

  Pharmaceutical manufacturers spent $1.9 billion on advertising in 1999 -- double the amount spent in 1997 (Business Week, May 22, 2000);

  RESOLVED: Shareholders request the Board of Directors to:

  1. Create and implement a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels.

  2. Report to shareholders by September, 2001 on changes in policies and pricing procedures for prescription drugs (withholding any competitive information, and at reasonable cost).

SUPPORTING STATEMENT FROM SHAREHOLDER

  We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities; a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

  We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS

  The Company is focused on meeting the needs of medical professionals and patients through the discovery and development of innovative medicines. We are committed to saving and improving people's lives, and we do this through an investment in research and development of more than $2 billion every year. The Company has a long and rich tradition in many fields of research and has been successful in this endeavor. Our therapies improve the lives of arthritis sufferers, help prevent blindness in those who suffer from glaucoma, fight deadly infections that are resistant to traditional antibiotics and combat cancer.

  U.S.-based pharmaceutical companies have generated 45 percent of the 152 major global drugs developed between 1975 and 1994 now available to people around the world, exceeding by three times the next highest country, the U.K., which was responsible for 14 percent. Moreover, in many circumstances, prescription drug options are more accessible and affordable by patients and healthcare systems than other forms of medical intervention. All of this is made possible by the competitive marketplace in America, which permits recovery of the research costs incurred to develop innovative therapies and pharmaceuticals that improve the quality of patient care. Constraints on free market pricing could impair recovery of a company's research costs, resulting in reduced research efforts and threatening the continued improvement in healthcare patients have come to expect. The average cost to discover and develop a drug (introduced in 1990) was about a half-billion dollars, with only one in between 5,000 and 10,000 compounds screened making it onto the market. As reported in a Duke University study, only 30 percent of pharmaceuticals introduced between 1980 and 1984 recouped their after-tax R&D costs.

  The Company recognizes and is sensitive to the issues raised in the shareholder proposal, which highlight the need for drug coverage for the uninsured. More than 14 million Medicare beneficiaries are without pharmaceutical coverage, and others are at risk of losing the coverage they have. In addition, more than 42 million Americans have no health insurance, including almost 14 million under 18 years old. Our society must do better to serve the elderly, the near-poor, and the children of people who have no insurance.

  The Company has for a number of years taken positions and made decisions to address these issues. The Company's patient support program enables doctors to access the Company's drugs free-of-charge for needy patients. The Company has provided discounts to government purchasers and to community healthcare organizations. On a broader scale, the Company supported Federal legislation that created "Medicare+Choice" in 1998, which enables Medicare beneficiaries to enroll in managed care organizations that provide pharmaceutical benefits.

  The Company believes that coverage is both the primary issue and the best solution to the problem of making affordable medicines available, and we are committed to working with all interested parties toward such a solution. To help achieve this goal, the Company supports the addition of a Medicare drug benefit founded on the proposal of the National Bipartisan Commission on the Future of Medicare. Such a benefit should be part of an overall modernization of Medicare, which was created decades ago and is now outdated in many respects.

  At the same time, however, management needs pricing flexibility to respond to changes in the market and to continue our strong investment in research and development. The Company's investment in research and development ultimately improves health care options for everyone, and is fundamental to the success of the Company. The proposal to restrain prices would increase the already tremendous risks associated with the development of pharmaceutical therapies for today's patients and future generations and would severely limit the Company's ability to carry out its mission.

    ACCORDINGLY, WE RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

                         ITEM 6 -- SHAREHOLDER PROPOSAL
                        REDUCTION IN NUMBER OF DIRECTORS

IMPROVED BOARD OF DIRECTORS BY REDUCING THE NUMBER OF DIRECTORS, POSSIBLY BY CHANGING THE BOARD COMPOSITION

  Pharmacia currently has a Board of Directors that has 15 directors (effective February 21, 2001, Reed and Shapiro resigned; previously there were 17 when this proposal was submitted) with one who is an inside director (Pharmacia employee) and 14 outside directors (nonPharmacia employees), of whom six (almost half) have provided or do provide services to or receive funds from Pharmacia, directly or indirectly.

  A total of 15 directors seems excessive due to the increased costs and other factors,

  Inside directors can have a vested interest in voting for their own best interests rather than the shareholders' interest, and

  Those outside directors who provide services to Pharmacia may have a potential conflict of interest.

  RESOLVED: Shareholders Request Pharmacia To Implement The Proposal Below By Means Of By-Law Changes And/Or Other Necessary Procedures:

        Change the Board of Directors by reducing the actual number of incumbent directors from the current 15 (too large and too expensive) to 12 that has been recommended as the ideal number. This proposal would be effective for nominees for director at meetings subsequent to the 2001 Annual Meeting and need, therefore, not affect the unexpired terms of the existing directors.

  If you agree with this proposal, please mark your proxy FOR. Please vote, since an abstention or nonvote may be considered the same as a negative vote.

SUPPORTING STATEMENT FROM SHAREHOLDER

  In order to reduce operating costs and allow a more efficient board, there should be fewer directors. Many organizations have 12 Board members. As has been noted in the press, "small boards can more easily discuss issues" and "individuals in small groups take responsibility more personally."

  To have the Board of Directors more responsive to the shareholders, there should only be independent outside directors (who do not provide services to Pharmacia). Even the National Association of Corporate Directors "discourages members from serving on the boards of companies that are their clients." As noted in last year's Proxy Statement on pages 19 and 24, Eickhoff, Kantor, Leder, Parfet, Robson, and Samuelsson provided services to Pharmacia and/or Monsanto or their companies/institutions received funds during 2000. (Reed and Shapiro were in this group in 2000.)

  Providers of services do not need to be members of the Board of Directors to provide their knowledge and understanding to the Board.

  Although Pharmacia has their Board of Directors provide information that they have no conflict of interest, there has been much litigation against directors, especially for conflict of interest.

  Last year the Board of Directors seemed arrogant with their statement against my proposal on cumulative voting (approved by more than 30% of the votes). They stated that even if the shareholders approved the proposal, that they had the final say in order to discharge their "fiduciary duty." It sounded like they are in complete control.

              FOR THESE REASONS, I STRONGLY ENCOURAGE YOU TO VOTE
               AND TO MARK YOUR BALLOT FOR THIS PROPOSAL. THANKS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS

  Prior to the Merger of former Monsanto and P&U, the two companies had a total of 22 directors. At the time of the Merger, the Company's Board had 18 members. After the Merger, the Board discussed the size of the Board. While acknowledging that the size of the Board was initially larger than what should eventually become the appropriate size, the Board felt that this reduction should be accomplished through natural attrition rather than an arbitrary reduction. The Board felt that it was critical to the success of the Merger that as many of the original Directors as possible be retained for a transitional period after the Merger. These Directors provide the continuity necessary for a smooth integration of the prior businesses and implementation of the vision, strategy and structure for the new Pharmacia. Given the importance of quickly and effectively integrating the prior companies and delivering the promised benefits of the Merger to shareholders, the Board decided not to force Directors to resign but to retain the collective experience, expertise and understanding of the Board through the Merger integration period. To date, the Board has functioned effectively, which is evidenced by, among other things, a total shareholder return of 73% during 2000.

  The size of the Board will naturally be reduced over time through attrition. Three directors have already resigned from the original Board, reducing its size from 18 to the current size of 15 members. The expectation is that Board membership will be further reduced by voluntary resignations. Contrary to the suggestion in the shareholder's supporting statement, the size of the

Board has enhanced rather than compromised the deliberations of the Board. The Company believes that, if adopted, the proposal would impose an arbitrary reduction without corresponding benefits.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                                   PROPOSAL.

                              GENERAL INFORMATION

  The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons designated to vote the proxies will vote in accordance with their best judgment on such matters. Should any nominee for election as a director be unwilling or unable to serve at the time of the meeting or any adjournment thereof, the persons designated to vote in the proxies will vote for the election of such other person as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee listed in this Proxy Statement will be unwilling or unable to serve as a director.

SHAREHOLDER PROPOSALS

  PROPOSALS INCLUDED IN PROXY STATEMENT

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than November 16, 2001, which is 120 calendar days prior to the anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

  PROPOSALS NOT INCLUDED IN PROXY STATEMENT

  If a shareholder wishes to present a proposal at the Company's Annual Meeting in the year 2002 or to nominate one or more directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company's By-Laws. In general, the Company's By-Laws provide that such notice should be addressed to the Secretary and be received at the Company's mailing address, which is Pharmacia Corporation, 100 Route 206 North, Peapack, NJ 07977 no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. For purposes of the Company's 2002 Annual Meeting, such notice must be received not later than January 17, 2002 and not earlier than December 18, 2001. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. The Company's By-Laws set out specific requirements which such written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Board of Directors, upon the recommendation of the Audit and Finance Committee, has appointed PricewaterhouseCoopers LLP as the principal independent accountants to examine the consolidated financial statements and reports of the Company for the year 2001.

  Representatives from PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of the Compensation Committee," "Report of the Audit and Finance Committee" (to the extent permitted by the rules of the SEC) and "Stock Price Performance Graph", as well as the Audit and Finance Committee Charter attached as Annex A, will not be deemed incorporated, unless specifically provided otherwise in such filing.

                                                      DON W. SCHMITZ
                                                        Secretary

March 16, 2001

                                    ANNEX A
                   CHARTER OF THE AUDIT AND FINANCE COMMITTEE

  1. The Audit and Finance Committee's composition shall meet the requirements of the Audit Committee Policy of the New York Stock Exchange as in effect from time to time. Accordingly, all members of the Committee shall be directors: (a) who, in the opinion of the Company's Board of Directors, have no relationship to the Company that may interfere with the exercise of their independence from the Company and its management; and (b) who are financially literate or who are able to become financially literate within a reasonable period of time after appointment to the Audit and Finance Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise.

  2. The Audit and Finance Committee is appointed by the Board to assist the Board in fulfilling its responsibility to oversee (1) the Company's financial reporting processes and systems of internal accounting and financial controls;
(2) the selection of the Company's independent accountants; (3) the independence and performance of the Company's independent accountants and internal audit staff; (4) the scope and effectiveness of the annual independent audit of the Company's financial statements; (5) the integrity of the Company's financial statements and financial reports; and (6) the compliance by the Company with applicable legal and regulatory requirements and the Company's Global Standards of Business Conduct.

  3. The Board of Directors and the Audit and Finance Committee recognize that the Company's management is responsible for preparing the Company's financial statements and that the independent accountants are responsible for auditing those financial statements. Management, including its finance and internal audit staffs, is responsible for the fair presentation of the information set forth in such financial statements in conformity with generally accepted accounting principles. The independent accountants' responsibility is to provide its opinion, based on their audits, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. It is not the duty of the Audit and Finance Committee, or any of its members, to conduct separate auditing or accounting reviews of the Company's financial statements or to provide independent assurance of the Company's compliance with applicable legal and regulatory requirements and the Company's Global Standards of Business Conduct but only to provide general oversight of these matters.

  4. In discharging its oversight role, the Audit and Finance Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Audit and Finance Committee as determined necessary or appropriate from time to time. Because the Board and the Committee are to represent the Company's shareholders, the Company's independent accountants are accountable to the Board and the Committee. The Audit and Finance Committee may request that any officer or employee of the Company or of the Company's independent accountants attend Committee meetings.

  5. The Committee shall do the following with respect to performing its financial reporting oversight responsibilities:

    a. Review and assess the adequacy of the Committee's charter annually and recommend any proposed changes to the Board for approval.

    b. Make recommendations to the Board with respect to the appointment, and where deemed necessary, the replacement of the Company's independent accountants.

    c. Review and approve the timing and scope of the independent accountants' audit examination and the related fees.

    d. Review the audit results, including any material comments and recommendations made by the Company's independent accountants and the Company's responses thereto.

    e. Review material changes in, and overall compliance with, accounting and financial reporting requirements, policies and procedures.

    f. Review and discuss the scope and effectiveness of the Company's internal accounting and financial controls with the Company's financial management and independent accountants.

    g. Review the scope of internal auditing activities and any significant internal audit findings.

    h. Review with Company management and the independent accountants the Company's audited financial statements to be included in its Annual Report and review and consider with the independent accountants the matters required to be discussed by Statement of Accounting Standards No. 61.

    i. Prior to the filing of each quarterly report on Form 10-Q or annual report on Form 10-K, the Chair of the Committee or the full Committee shall review and consider with the independent accountants the Company's financial results to be included in such quarterly or annual report and any matters required to be discussed by Statement of Accounting Standards No. 61.

    j. Review and discuss nonaudit services performed by the independent accountants and the related fees and their impact on the independent accountants' independence.

    k. Obtain from the independent accountants, on an annual basis, a formal written statement delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard Number 1, and review and discuss with the independent accountants any such relationships and their impact on the independent accountants' independence.

    l. Provide any required reports to be included in the Company's proxy statement.

    m. Report to the Board on Audit and Finance Committee activities and significant issues.

  6. The Committee shall do the following with respect to discharging its compliance oversight responsibilities:

    a. Obtain reports, at least annually, from the Company's Chief Compliance Officer and the Chief Internal Auditor regarding the Company and its subsidiaries' compliance with appropriate legal and regulatory requirements and with the Company's Global Standards of Business Conduct.

    b. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable legal and regulatory requirements and the Company's Global Standards of Business Conduct, and any significant findings of noncompliance.

    c. Review annually the Company's information security program and the specific policies, programs and practices employed to protect against information misuse.

    d. Review annually the Company's general risk management policies, practices and procedures.

  7. The Committee shall do the following with respect to discharging its finance oversight responsibilities:

    a. Review and discuss the Company's financial policies to insure their adequacy and soundness in providing for the Company's current operations and long-term growth.

    b. Review and discuss any proposed equity, debt or other securities offerings and private placements.

    c. Review and make recommendations to the Board concerning the level of dividend payout.

    d. Act, or appoint a management committee to act, as the "Named Fiduciary" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for purposes of the management and control of the assets of the Company's pension plans, Savings and Investment Plan, and any other qualified employee benefit plans for which such a Named Fiduciary is required under ERISA for purposes of management and control of such plans' assets (collectively referred to as "Plans"), but not for purposes of the administration or management of such Plans. The Named Fiduciary shall have such duties as may be prescribed by ERISA or otherwise directed by the Committee, including, without limitation to establish basic funding methods and policies consistent with the objectives of the Plans; select or change, when appropriate, the trustees and investment managers for the Plans, which shall act as fiduciaries and have the exclusive responsibility for the investment of assets of the Plans entrusted to their custody and/or management; delegate authority to any Officer of the Company to sell or otherwise liquidate assets from the Plans to satisfy benefit payment obligations consistent with the terms of the Plans; and select or change, when appropriate, any actuaries required for any Plan in accordance with the terms of the Plan.

                                [PHARMACIA LOGO]

LOGO

                                                               Appendix provided
                                                         pursuant to Instruction
                                                    3 of Item 10 of Schedule 14A



                              PHARMACIA CORPORATION

                          2001 LONG-TERM INCENTIVE PLAN


         The purpose of the Pharmacia Corporation 2001 Long-Term Incentive Plan (the Plan) is to provide (i) designated employees of Pharmacia Corporation (the Company) and its parents, subsidiaries and affiliates, (ii) certain consultants and advisors who perform services for the Company or its parents, subsidiaries or affiliates and (iii) non-employee members of the Board of Directors of the Company (the Board) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

         1.  Administration

         (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the Committee), which may consist of two or more persons who are outside directors as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and related Treasury regulations and non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). However, the Board may ratify or approve any grants as it deems appropriate. The Committee may delegate any or all of its powers under the Plan to an individual or subcommittee, with respect to grants to persons who are not executive officers of the Company. To the extent that the Board or an individual or subcommittee administers the Plan, references in the Plan to the Committee shall be deemed to refer to the Board, individual, or subcommittee.

         (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

         (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.  Grants

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (Incentive Stock Options), nonqualified stock options as described in Section 5 (Nonqualified Stock Options) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as Options), stock awards as described in Section 6 (Stock Awards), stock appreciation rights as described in Section 7 (SARs) and other stock-based awards as described in
Section 8 (all of the foregoing are hereinafter collectively referred to as Grants). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the Grant Instrument). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.  Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (Company Stock) that may be issued or transferred under the Plan is 55,000,000 shares of which only 1,000,000 shares may be subject to Stock Awards or other stock-based awards. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 2,500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any other Grants are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.  Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its Parents, Subsidiaries and Affiliates (as defined below) (Employees), including Employees who are officers or members of the Board, and members of the Board who are not Employees (Non-Employee Directors) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its Parents, Subsidiaries or Affiliates (Consultants) shall be eligible to participate in the Plan if the Consultants render bona fide services to the Company or its Parents, Subsidiaries or Affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultants do not directly or indirectly promote or maintain a market for the Company's securities.

         (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Consultants and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as Grantees.

         (c) Definitions.

             (i) The term "Parent" means any corporation (or partnership, joint venture, or other enterprise) in an unbroken chain ending with the Company if each of the entities, other than the last entity in the unbroken chain, owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors of one or more of the other entities in the chain (or comparable equity participation and voting power).

             (ii) The term "Subsidiary" means any corporation (or partnership, joint venture, or other enterprise) of which the Company, a Parent or a Subsidiary owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

             (iii) The term "Affiliate" means any corporation (or partnership, joint venture, or other enterprise) of which the Company, a Parent or a Subsidiary owns or controls, directly or indirectly, 10% or more, but less than 50%, of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         5.  Granting of Options

         (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Consultants.

         (b) Type of Option and Price.

             (i) The Committee may grant Incentive Stock Options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary corporation as defined in sections 424(e) and 424(f) of the Code. Nonqualified Stock Options may be granted to any Employees, Non-Employee Directors and Consultants.

             (ii) The purchase price (the Exercise Price) of Company Stock subject to an Option shall be determined by the Committee; provided, however, that (x) the Exercise Price of an Option shall be equal to, or greater than, the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (as defined in sections 424(e) and 424(f) of the Code), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

             (iii) The Fair Market Value per share of Company Stock shall mean the average of the highest and lowest prices per share of the Company Stock on the New York Stock Exchange (the "NYSE"), or such other national securities exchange as may be designated by the Committee, on the applicable date, or, if there are no sales of Company Stock on the NYSE on such date, then the average of the highest and lowest prices of the Company Stock on the last previous day on which a sale on the NYSE is reported.

         (c) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the date of grant (except as provided in Section 22(c)). An Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company (as defined in sections 424(e) and 424(f) of the Code), may not have a term that exceeds five years from the date of grant.

         (d) Exercisability of Options.

             (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. Unless the Committee determines otherwise, no Option may become exercisable before the first anniversary of the date of grant (except as provided in Section 14(a)). The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

             (ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the Exercise Price, or such other restrictions as the Committee deems appropriate.

         (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 100% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee's death, Disability or Retirement, or upon a Change in Control (in accordance with Section 14(a)) or other circumstances permitted by applicable regulations).

         (f) Termination of Employment, Retirement, Disability or Death.

         Notwithstanding the following, in all cases (except as provided in Section 14(a)), upon the termination of a Grantee's employment or service with the Company for any reason, any Option granted to such Grantee less than one year prior to the Grantee's date of termination of employment or service with the Company shall terminate as of such date of termination, unless the Committee determines otherwise. Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company (as defined below) as an Employee, Consultant or member of the Board.

             (i) In the event that a Grantee ceases to be employed by, or provide service to, the Company on account of an involuntary termination of the Grantee's employment or service by the Company for any reason other than for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

             (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company, unless the Committee determines otherwise. In addition, notwithstanding any other provisions of this
Section 5, and unless the Committee determines otherwise, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture. In addition to the foregoing, the Committee may impose such other conditions and restrictions as it deems appropriate in the event a Grantee engages in conduct that constitute Cause.

             (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall immediately vest and become exercisable as of such date.

             (iv) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall immediately vest and become exercisable as of such date.

             (v) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's

Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall immediately vest and become exercisable as of such date.

             (vi) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of voluntary termination by the Grantee, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

             (vi)  For purposes of this Section 5(f) and Sections 6, 7, and 8:

             (A) The term Company shall mean the Company and its Parents, Subsidiaries and Affiliates, except as otherwise determined by the Committee.

             (B) The term "employed by, or provide service to, the Company" shall mean employment or service with the Company or a Parent, Subsidiary or Affiliate, as described in Section 9.

             (C) Disability shall mean a Grantee's permanent and total disability within the meaning of section 22(e)(3) of the Code or the Grantee becomes entitled to receive long-term disability benefits under the Company's long-term disability plan applicable to the Grantee, or such other definition of Disability as the Committee shall determine.

             (D) Cause shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company,
         (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

             (E) Retirement shall mean a Grantee's termination of employment or service with the Company after the Grantee attains age 50, or such other definition of Retirement as the Committee shall determine.

         (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the

Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. The Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise.

         (h) Reload Options. The Committee may provide in a Grant Instrument that if the Grantee uses shares of Company Stock to exercise an Option, and the Grantee is then in the employment or service of the Company and is eligible to receive grants under the Plan, the Grantee will receive a Grant of additional Options to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and, if the Grant Instrument so designates, the number of whole shares, if any, withheld in payment of any taxes. Such additional Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee shall determine. A Grantee may only receive reload Options if the Grant Instrument specifically provides for such Options.

         (i) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish.

         (j) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of sections 424(e) and (f) of the Code).

         6. Stock Awards

         The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

         (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the Restriction Period.

         (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

         (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(f)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (d) Restrictions on Transfer. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a Successor Grantee under Section 12(a). The Committee may hold Stock Awards in escrow until all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

         (g) Stock Award Units. The Committee may also grant Stock Awards that are expressed as units, or hypothetical shares, of Company Stock, on such terms as the Committee deems appropriate. These Stock Award units may be paid in cash or in shares of Company Stock, as the Committee determines.

         7.  Stock Appreciation Rights

         (a) General Requirements. The Committee may grant stock appreciation rights (SARs) to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock on the date of Grant of the SAR.

         (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

         (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

         (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than 100% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee's death, Disability or Retirement, or upon a Change in Control (in accordance with Section 14(a)) or other circumstances permitted by applicable regulations).

         (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a), or such other amount as the Committee may determine.

         (f) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         8. Other Stock-Based Awards. The Committee may grant to Employees, Non-Employee Directors and Consultants other awards of Company Stock or awards that are valued in whole or in part by reference to, or are otherwise based on, Company Stock, with such terms and conditions as the Committee deems appropriate.

         9. Employment or Service With the Company. For purposes of the Plan, employment or service with the Company shall mean employment or service as an Employee or Consultant of the Company, a Parent, Subsidiary or Affiliate, or service as a member of the Board, unless the Committee determines otherwise. For purposes of exercising Options and SARs and satisfying conditions with respect to other Grants, a transfer of a Grantee among the Company and its Parents, Subsidiaries and Affiliates shall not be considered a termination of employment or service, unless the Committee determines otherwise. Without limiting the foregoing, the Committee shall have the right at any time to determine that a Grantee's transfer of employment or service to an Affiliate will not be considered continued employment or service with the Company for purposes of a particular Grant under the Plan.

         10. Deferrals

         The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

         11. Withholding of Taxes

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options, Stock Awards and other Grants paid in Company Stock, the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to Grants paid in Company

Stock by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.


         12. Transferability of Grants

         (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (Successor Grantee) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         13. Change in Control of the Company

         A Change in Control shall mean:

         (a) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section shall be satisfied; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

         (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

         (d) (i) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).

         14. Consequences of a Change in Control

         (a) Notice and Acceleration. Upon a Change in Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards or other stock-based awards shall immediately lapse.

         (b) Other Alternatives. Notwithstanding the foregoing, subject to subsection (c) below, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and that other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), (ii) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (iii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iv) determine that Grantees shall receive a payment in settlement of Stock Awards and other stock-based awards, in such amount and form as may be determined by the Committee. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

         (c) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change in Control.

         15. Requirements for Issuance or Transfer of Shares

         No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         16. Amendment and Termination of the Plan

         (a) Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that the Board or its delegate shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.


         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) or otherwise as specifically permitted by the Plan or Grant Instrument. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.


         17. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         18. Rights of Participants

         Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         19. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         20. Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         21. Effective Date of the Plan.

         Subject to approval by the Company's stockholders, the Plan shall be effective on April 18, 2001.

         22. Miscellaneous

         (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any Parent, Subsidiary or Affiliate in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, as applicable, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions different from those specified in this Plan (including without limitation granting Options with a term longer than ten years if appropriate to assure favorable tax treatment) as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications and amendments, and establish such procedures and subplans, as may be necessary or advisable to comply with provisions of laws in other countries in which the Company or its Parent, Subsidiaries or Affiliates operate or have employees; provided, however, that, except as described above, any such modification, amendment, procedure or subplan shall not be inconsistent with the terms of the Plan.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

                                                               Appendix provided
                                                         pursuant to Instruction
                                                    3 of Item 10 of Schedule 14A


           PHARMACIA CORPORATION OPERATIONS COMMITTEE INCENTIVE PLAN

1.       PLAN OBJECTIVE

The Pharmacia Corporation Operations Committee Incentive Plan (alternatively referred to as the "OCIP" or the "Plan") is designed to encourage results-oriented actions on the part of members of the Operations Committee ("OC") of Pharmacia Corporation (the "Company"). The Plan is intended to align closely financial rewards with the achievement of specific performance objectives.

2.       ELIGIBILITY

All management employees of the Company and its subsidiaries who are "Pharma" members of the OC are eligible to participate in the Plan. The Administrator (as defined in Section 3 below) shall select the management employees who shall participate in the Plan (the "Participants").

3.       ADMINISTRATION

         (A) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") with respect to employees who are elected officers of the Company ("Elected Officers"), and the Plan shall be administered by the Chief Executive Officer of the Company ("CEO") with respect to all other employees. The CEO may delegate his authority to administer the Plan to an individual or other committee. The term "Administrator" shall mean the Committee, as applied to Elected Officers, and the CEO or an individual or committee to which authority has been delegated, as applied to all other employees.

         (B) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants for the Plan, to determine each Participant's target award, performance goals and final award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. Only the Committee shall take the foregoing actions with respect to Elected Officers.

         (C) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including the Participants and their respective beneficiaries.

4.       TARGET AWARDS AND PERFORMANCE GOALS

         (A) At the beginning of each plan year designated by the Administrator (a "Plan Year"), the Administrator shall establish for each Participant a target incentive award, which shall be expressed as a dollar amount, a percentage of salary or otherwise. The Administrator shall establish for each Elected Officer a maximum award that may be paid for the Plan Year. The maximum award amount for Elected Officers will remain fixed for the entire Plan Year and may not be increased based on an increase in salary during the Plan Year or otherwise. The target awards will be based on a number of factors, including but not limited to:

-   Market competitiveness of the position

-   Job level
-   Base salary level
-   Past individual performance
-   Expected contribution to future Company performance and business impact

         (B) At the beginning of each Plan Year, the Administrator shall establish for each Participant performance goals that must be met in order for an award to be payable for the Plan Year. The Administrator shall establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Administrator deems appropriate and consistent with the Plan and, in the case of Elected Officers, Section 162(m) of the Code. The Administrator shall establish objective performance goals for each Participant related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The Administrator may also establish subjective performance goals for Participants; provided that, for Elected Officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The Company shall notify each Participant of his or her target award and the performance goals for the Plan Year.

         (C) The objectively determinable performance goals shall be based on one or more of the following criteria related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing: stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

         (D) For Elected Officers, the Administrator must establish the target awards and performance goals no later than the earlier of (i) 90 days after the beginning of the Plan Year or (ii) the date on which 25% of the Plan Year has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The performance goals for each Elected Officer for each Plan Year are intended to satisfy the requirements for "qualified performance-based compensation" under section 162(m) of the Code, including the requirement that the achievement of the performance goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

         (E) Each Participant will earn an award for a Plan Year based on the achievement of the performance goals established by the Administrator. The Administrator may adjust, upward or downward, the award for each Participant who is not an Elected Officer, based on the Administrator's determination of the Participant's achievement of personal and other performance goals established by the Administrator and other factors as the Administrator determines. The Administrator may reduce (but not increase) the award for each Elected Officer based on the Administrator's determination of the Participant's achievement of personal and other performance goals established by the Administrator and other factors as the Administrator determines. The Administrator shall not be authorized to increase the amount of any award of an Elected Officer that would otherwise be payable pursuant to the terms of the Plan.

         (F) The maximum award that a Participant may receive for any Plan Year is $12,000,000.

5.       PAYMENT OF INCENTIVE AWARDS

         (A) The Administrator shall certify and announce to the Participants the awards that will be paid by the Company as soon as practicable following the final determination of the Company's financial results for the Plan Year. Payment of the awards certified by the Administrator shall be made in a single lump sum cash payment as soon as practicable following the close of the Plan Year, but in any event within 120 days after the close of the Plan Year.

         (B) Participants must be employed on the last day of the Plan Year to be eligible for an award from the Plan, except as described in subsections (c) and (d) below.

         (C) Participants who terminate employment prior to the last day of the Plan Year will not be eligible for any award payment for that Plan Year, except as the Administrator may otherwise determine. Unless the Administrator determines otherwise:

                   (I) Participants who die or who retire under a Company-sponsored retirement program during the Plan Year will be eligible for a prorated award based on the achievement of the performance goals for the Plan Year and appropriate adjustment as described in Section 4. The prorated award will be calculated from the date when they became eligible for the Plan to the date of death or retirement. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed. In the case of the death of a Participant, any award payable to the Participant shall be paid to his or her beneficiary. For this purpose, the Company will use the beneficiary named under the Company-sponsored life insurance plan. If no life insurance beneficiary is designated, the beneficiary will be the decedent's estate.

                   (II) Participants who leave the Company under a Company-sponsored disability program, separation program (other than in the case of termination for cause) or other program approved by the Management Committee will be eligible for a prorated award based on achievement of the performance goals for the year and appropriate adjustment as described in Section 4. The awards will be calculated from the date when they became eligible for the Plan to the effective date of separation. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed.

         (D) The Administrator may establish appropriate terms and conditions to accommodate newly hired and transferred employees, consistent, in the case of Elected Officers, with Section 162(m) of the Code.

6.       CHANGES TO PERFORMANCE GOALS AND TARGET AWARDS

At any time prior to the final determination of awards, for Participants other than Elected Officers, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature. The Administrator may make the foregoing adjustments with respect to Elected Officers' awards to the extent the Administrator deems appropriate, considering the requirements of Section 162(m) of the Code.

7.       AMENDMENTS AND TERMINATION

         (A) The Company may at any time amend or terminate the Plan by action of the Committee; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code. Without limiting the foregoing, the Company, by action of the Administrator, shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees.

         (B) The Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan, if required by Section 162(m) of the Code or the regulations thereunder.

8.       MISCELLANEOUS PROVISIONS

         (A) This Plan is not a contract between the Company and the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company to terminate a Participant's employment at any time and for any or no reason. The Company is under no obligation to continue the Plan.

         (B) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 5(c) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay awards with respect to the Participant. The Company's obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated.

         (C) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards. The Company's obligations hereunder shall constitute a general, unsecured obligation, awards shall be paid solely out of the Company's general assets, and no Participant shall have any right to any specific assets of the Company.

         (D) The Company shall have the right to deduct from awards any and all federal, state and local taxes or other amounts required by law to be withheld.

         (E) It is the intent of the Company that the Plan and awards under the Plan for Elected Officers comply with the applicable provisions of sections 162(m) of the Code. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 162(m) of the Code, that Plan provision shall cease to apply.

         (F) The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

         (G) The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.

                                                               Appendix provided
                                                         pursuant to Instruction
                                                    3 of Item 10 of Schedule 14A


                              PHARMACIA CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         SECTION 1. PURPOSE. The Plan is designed to encourage employee stock ownership in the Company by providing Employees of the Company and Eligible Subsidiaries with an opportunity to purchase Common Stock through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to foster ownership interest among Employees, thus aligning the interests of Employees with the interests of stockholders. The Company intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended and the Plan shall be construed in accordance with such intent.

         SECTION 2. DEFINITIONS. The following terms, when used in the Plan, shall have the following meanings:

         a. "Administrator" means the Compensation Committee of the Board and any individual or individuals (including without limitation, another subcommittee of the Board) to whom the Compensation Committee has delegated any or all of its administrative powers and duties under the Plan.

         b.   "Board" means the Board of Directors of the Company.

         c. "Business Day" means mean a day on which the New York Stock Exchange is open for trading.

         d.   "Common Stock" means the common stock of the Company.

         e.   "Company" means Pharmacia Corporation.

         f. "Compensation" means annualized base salary paid by the Company or an Eligible Subsidiary.

         g. "Eligible Subsidiary" means a Subsidiary that has been designated by the Administrator to participate in an Offering.

         h. "Employee" means any individual who is treated on the Enrollment Date as an employee of the Company or an Eligible Subsidiary for tax purposes.

         i.   "Enrollment Date" means the first Business Day of an Offering
              Period.

         j. "Enrollment Form" means a subscription agreement for an Offering, on a form prescribed by the Administrator, authorizing the Company to make payroll deductions for purposes of the Plan and designating the beneficiary who will receive payments due to the participant in the event of the participant's death.

         k. "Enrollment Period" means the period prior to the Enrollment Date during which Employees may enroll in an Offering.

         l. "Offering" means the grant of an option to purchase Common Stock under the Plan, as described in Section 6(a).

         m. "Offering Period" means the period during which an option granted pursuant to an Offering may be exercised via voluntary payroll deductions.

         n. "Plan" means this Pharmacia Corporation Employee Stock Purchase Plan, as may be amended from time to time.

         o. "Purchase Date" means the date or dates that Common Stock is purchased under an Offering, which date(s) shall be the last Business Day of each Purchase Period.

         p. "Purchase Period" means the period between Purchase Dates, except that the first Purchase Period of any Offering Period shall be the period between the Enrollment Date and the first Purchase Date of the Offering Period.

         q. "Purchase Price" means the purchase price per share of Common Stock under an Offering, as fixed by the Administrator in accordance with Section 6(e) of the Plan.

         r. "Subsidiary" means a corporation (other than the Company), whether domestic or foreign, in an unbroken chain of corporations beginning with the Company, of which not less than 50% of the total combined voting power of all classes of stock in such corporation is held by the Company or another corporation (other than the last corporation) in such chain. For purposes of determining which entities are Subsidiaries, a partnership that has elected to be taxed as a corporation shall be treated as a corporation during the period for which such election applies.

         SECTION 3. COMMON STOCK SUBJECT TO THE PLAN. The shares that may be offered under the Plan shall be issued and outstanding shares of Common Stock that are acquired by the Company from time to time in open market transactions. The number of shares of Common Stock that may be purchased by participants under the Plan may not exceed 70,000,000 shares, except as such number may be adjusted pursuant to Section 11. All shares offered under the Plan that are not purchased, and any previously unoffered shares, will be available for subsequent Offerings.

         SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrator. The Administrator shall serve at the pleasure of the Board and shall have such powers, duties and discretions as set out in the Plan and as the Board may from time to time confer upon it. The Administrator shall have sole and absolute discretion to interpret the Plan, to make determinations as to the eligibility of Employees to participate in the Plan and to adopt rules and regulations for administering the Plan. Any decision or action by the Board or the Administrator arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Employees participating in the Plan and any person claiming under or through any such Employee.

         SECTION 5. ELIGIBILITY. Only eligible Employees of the Company or an Eligible Subsidiary may participate in an Offering.

         a. Eligible Subsidiaries. Prior to the commencement of the Enrollment Period, the Administrator shall designate the Subsidiaries that shall be the Eligible Subsidiaries for the Offering.

         b. Eligible Employees. All Employees of the Company or any Eligible Subsidiary shall be eligible to participate in an Offering; except, however, that the Administrator may, in its discretion and on a uniform basis, exclude from any Offering or Offerings Employees who, as of the Enrollment Date for the Offering:

              (i) Have not completed a minimum period of employment that may be fixed from time to time by the Administrator, in its discretion and on a uniform basis; provided, however, that in no event may such minimum employment period exceed twenty-four (24) months in length;

              (ii) Are customarily employed for less than twenty (20) hours per week;

              (iii) Are customarily employed for not more than five (5) months in any calendar year; or

              (iv)  Are "highly compensated employees," within the meaning of
                    Section 414(q) of the Internal Revenue Code of 1986, as amended.

              All Employees participating in an Offering shall have the same rights and privileges to purchase Common Stock under the Plan; except that the amount of Common Stock that may be purchased by any Employee under an Offering may bear a uniform relationship to the total Compensation of Employees.

         c. Limitations on Participation. Notwithstanding the foregoing, no Employee shall be eligible to participate in an Offering to the extent that:

              (i) Such Employee owns, or would own immediately after such Offering, stock possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any Subsidiary; or

              (ii) Such Employee's rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) for each calendar year during which the rights to purchase such stock are outstanding at any time.

         SECTION 6. OFFERINGS UNDER THE PLAN. The terms and conditions of each Offering shall be determined by the Administrator prior to the commencement of the Enrollment Period for the Offering in accordance with this Section 6.

         a. Grant and Exercise of Options. On the Enrollment Date of each Offering, each eligible Employee shall be granted an option to purchase during the Offering Period (at the applicable Purchase Price) up to the number of shares of Common Stock determined by dividing such Employee's payroll deductions accumulated during each Purchase Period in the Offering Period by the applicable Purchase Price. Unless a participant withdraws from the Offering in accordance with Section 8(c) prior to the Purchase Date, the option will be automatically exercised on each Purchase Date with respect to the number of shares subject to the option that can be purchased with payroll deductions accumulated during the applicable Purchase Period in accordance with Section 9.

         b. Enrollment Date. The Enrollment Date for each Offering shall be fixed by the Administrator prior to the announcement of the Offering.

         c. Offering Period. Unless the Administrator, in its discretion, determines that a different Offering Period shall apply to an Offering, the Offering Period shall be the twenty-four (24) month period commencing on the Enrollment Date. In no event shall any Offering Period under the Plan exceed twenty-seven (27) months. Offering Periods under the Plan may overlap.

         d. Purchase Periods. Each Offering Period shall consist of one or more Purchase Periods. Unless the Administrator, in its discretion, determines otherwise with respect to an Offering, each 24-month Offering Period shall be divided into four 6-month Purchase Periods.

         e. Purchase Price. The per share Purchase Price of the Common Stock available for purchase under an Offering shall be fixed by the Administrator prior to the Enrollment Date. In no event shall the Purchase Price applicable to an Offering be fixed at a price lower than the lesser of:

              (i) 85% of the fair market value of a share of Common Stock on the Enrollment Date; and

              (ii) 85% of the fair market value of a share of Common Stock on the applicable Purchase Date.

              The Purchase Price fixed for an Offering shall be subject to adjustment pursuant to Section 11 of the Plan.

         SECTION 7.  ENROLLMENT AND PARTICIPATION.

         a. Enrollment. An eligible Employee shall become a participant in an Offering by filing a properly completed Enrollment Form with the designated Plan representative before the end of the applicable Enrollment Period.

         b. Enrollment Period. Unless the Administrator determines otherwise with respect to an Offering, the Enrollment Period for each Offering shall be the forty-five (45) day period commencing sixty
              (60) days prior to the Enrollment Date of the Offering. Although the Administrator may, in its discretion, determine that a longer or shorter Enrollment Period may apply to an Offering, in no event shall any Enrollment Period extend past a date that is less than fifteen (15) days prior to the Enrollment Date of the Offering.

         SECTION 8. PAYROLL DEDUCTION ELECTIONS, WITHDRAWAL RIGHTS, BENEFICIARY DESIGNATIONS.

         a. Deduction Election. An eligible Employee who desires to participate in an Offering shall elect on the Enrollment Form to a have a portion of his or her Compensation, not exceeding in the aggregate $25,000 for any calendar year, deducted from his or her pay for each pay period during the Offering Period. At the discretion of the Administrator, the Enrollment Form may provide that the portion of Compensation deducted be expressed as either
              (i) a percentage of Compensation only, (ii) a flat dollar amount only or (iii) either a percentage of Compensation or a flat dollar amount, as elected by the participant. All amounts deducted from a participant's pay shall be credited to a recordkeeping account established under the Plan on behalf of the participant for the Offering. Payroll deductions shall commence on the first pay period after the Enrollment Date and shall continue until the last pay period in the Offering Period, unless deductions are suspended by the participant as provided in Section 8(b) or the participant withdraws from the Offering as provided in Section 8(c).

         b. Change in Elections. The Committee may, in its discretion, permit participants in an Offering to increase (subject to the maximum annual dollar limitation) or decrease the percentage of Compensation deducted from pay, or suspend payroll deductions entirely, by completing and filing with the designated Plan representative a new Enrollment Form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of deduction rate changes that participants may make during an Offering Period and may designate specific times during an Offering Period when such rate changes may be made. At the discretion of the Committee, a participant who suspends payroll deductions, but does not withdraw from the Offering, may be permitted to reinstate payroll deductions by completing and filing a new Enrollment Form. Any change in deduction rate or suspension of deductions made pursuant to this Section 4(c) shall have prospective effect only. Any determination of the

              Committee to permit changes in the deduction rates elected by participants shall apply to all participants on a uniform basis.

         c. Withdrawal From Offering. Each participant in an Offering shall have the absolute right to withdraw from the Offering at any time during the Offering Period by completing and filing with the designated Plan representative a withdrawal notice on a form prescribed by the Administrator. In the event that a participant withdraws from an Offering, all payroll deductions shall cease and any amounts credited to the participant's recordkeeping account that have not already been applied to the purchase of Common Stock shall be returned to the participant in cash, without interest, as soon as practicable after receipt of the withdrawal notice. A participant who withdraws from an Offering shall not be permitted to participate again in such Offering, but may be permitted to participate in any subsequent Offerings under the Plan.

         d. Termination of Employment or Death. Upon a participant's termination of employment for any reason (including death) during an Offering Period, the participant shall be deemed to have elected to withdraw from the Offering in accordance with Section 8(c) and the payroll deductions credited to such participant's account during the Offering Period, but not yet used to purchase Common Stock, shall be returned to the participant, without interest, or in the case of the participant's death, to the participant's beneficiary designated in accordance with Section 8(e). Notwithstanding the foregoing, in the event of a termination of employment that occurs within thirty (30) days prior to a Purchase Date, the Committee may (in its discretion, but on a uniform basis) treat the termination of employment as an election to suspend deductions under Section 8(b) and the payroll deductions credited to the participant's account as of the date of employment termination will be used to purchase Common Stock on the Purchase Date in accordance with Section 9. In such case, if the termination of employment was due to the participant's death, any Common Stock purchased under this Section 8(d) shall be issued and delivered to the beneficiary designated by the participant under Section 8(e).

         e. Designation of Beneficiary. A participant may designate on the Enrollment Form a beneficiary who is to receive any cash or shares of Common Stock from the participant's account in the event of the participant's death. Such designation may be changed by the participant at any time by filing a new Enrollment Form. In the event that a valid beneficiary designation is not on file at the time of a participant's death, or if the participant's designated beneficiary predeceases the participant, the participant's designated beneficiary shall be deemed to be the participant's estate.

         SECTION 9. PURCHASE AND DELIVERY OF COMMON STOCK. On each Purchase Date during an Offering Period, the payroll deductions that have accumulated in a participant's account during the applicable Purchase Period shall automatically be applied toward the purchase of Common Stock on behalf of the participant in accordance with this Section 9.

         a. Number of Shares Purchased. The number of whole shares of Common Stock that will be purchased on behalf of a participant on any given Purchase Date shall be determined by dividing the amount of such participant's accumulated payroll deductions that have been credited to the participant's account during the applicable Purchase Period by the applicable Purchase Price. No fractional shares shall be purchased; any payroll deductions credited to a participant's account that are not sufficient to purchase a full share of Common Stock shall be retained in the account and applied to the subsequent Purchase Period. If there is no subsequent Purchase Period, amounts remaining in a participant's account after the Purchase Date shall be returned to the participant, without interest.

         b. Issuance of Shares. Unless otherwise requested by a participant, shares purchased under the Plan shall be issued and held on behalf of a participant in street name by a nationally recognized securities firm chosen by the Administrator.

         c. Conditions Upon Issuance of Shares. No shares shall be issued under the Plan unless the purchase of such shares and the delivery and issuance of the shares complies with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel to the Company with respect to such compliance.

         d. Stockholder Rights. No participant shall have any rights as a stockholder with respect to shares of Common Stock unless and until such shares are issued on behalf of the participant in accordance with this Section 9.

         SECTION 10. TRANSFERABILITY. The rights of a participant under the Plan shall not be transferable by the participant other than by will, the laws of descent and distribution or to a participant's designated beneficiary as provided in Section 8(e). Any attempt at transfer will be without effect, except that the Committee may treat any such attempted transfer as an election to withdraw from an Offering under Section 8(c).

         SECTION 11. ADJUSTMENT OF SHARES AND PURCHASE PRICE. If at any time the Company takes any action, whether by stock dividend, stock spilt, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, then
(i) the number of shares subject to the Plan shall be increased or decreased proportionately, (ii) the Purchase Price fixed by the Administrator pursuant to
Section 6(e) shall be adjusted accordingly and (iii) such other adjustments may be made that the Administrator deems equitable.

         SECTION 12. AMENDMENT AND DISCONTINUANCE. The Compensation Committee of the Board may amend or discontinue the Plan at any time. No such amendment, however, may increase the maximum number of shares that may be offered under the Plan, decrease the minimum Purchase Price under Section 6(e) or change the class of eligible Employees under the Plan (other than to designate additional Eligible Subsidiaries) without the approval of a majority of the holders of Common Stock.

         SECTION 13. EFFECTIVE DATE; SHAREHOLDER APPROVAL. The Plan shall become effective as of January 1, 2002 or such later date as the Administrator may determine, subject to the approval of a majority of the holders of the shares of Common Stock present and represented at any special or annual meeting of the Company's shareholders duly held within twelve (12) months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

         SECTION 14. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, any Employee's employment at any time.

         SECTION 15. GOVERNING LAWS. The laws of the State of Delaware shall govern all matters relating to the Plan, except to the extent such laws are superceded by the federal laws of the United States.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND                                Please mark
AGAINST ITEMS 5 AND 6.                                                                                          your votes as
                                                                                                                indicated in   [X]
                                                                                                                this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

ITEM 1-Election of Director Nominees:      ITEM 2-MANAGEMENT PROPOSAL      ITEM 3-MANAGEMENT PROPOSAL     ITEM 4-MANAGEMENT PROPOSAL
                                           REGARDING APPROVAL OF THE       REGARDING APPROVAL OF THE      REGARDING APPROVAL OF THE
 FOR all nominees         WITHHOLD         2001 LONG-TERM INCENTIVE PLAN   OPERATIONS COMMITTEE INCEN-    GLOBAL EMPLOYEE STOCK PUR-
   listed below          AUTHORITY                                         TIVE PLAN                      CHASE PLAN
 (except as marked      to vote for
  to the contrary)      all nominees       FOR    AGAINST   ABSTAIN         FOR   AGAINST  ABSTAIN         FOR   AGAINST  ABSTAIN
                        listed below

       [ ]                  [ ]            [ ]      [ ]       [ ]           [ ]     [ ]     [ ]            [ ]     [ ]      [ ]

01 M. Kathryn Eickhoff, 02 Fred Hassan,       THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 5 AND 6.
03 Philip Leder, 04 Berthold Lindqvist,
05 William D. Ruckelshaus                  ITEM 5-SHAREHOLDER PROPOSAL REGARDING        ITEM 6-SHAREHOLDER PROPOSAL REGARDING
                                           PRICE RESTRAINTS ON PRESCRIPTION DRUGS       REDUCTION IN THE NUMBER OF DIRECTORS

FOR, except vote withheld from the         FOR    AGAINST   ABSTAIN                     FOR   AGAINST  ABSTAIN
following nominee(s):

------------------------------------       [ ]      [ ]       [ ]                       [ ]     [ ]      [ ]




                                                                   If you plan to attend the Annual Meeting, please mark       WILL
                                                                   the WILL ATTEND box.                                       ATTEND
                                                                                                                               [ ]

                                                                   By checking the box to the right, I consent to future       [ ]
                                                                   delivery of annual reports, proxy statements,
                                                                   prospectuses and other materials and share- holder
                                                                   communications electronically via the Internet at a
                                                                   webpage which will be disclosed to me. I understand
                                                                   that the Company may no longer distribute to me
                                                                   printed materials sent to shareholders until such
                                                                   consent is revoked. I understand that I may revoke my
                                                                   consent at any time by contacting the Company's
                                                                   transfer agent, Mellon Investor Services LLC,
                                                                   Ridgefield Park, NJ 07660. I agree that any costs
                                                                   associated with electronic delivery, such as usage
                                                                   and telephone charges as well as any costs I may
                                                                   incur in printing documents, will be my
                                                                   responsibility.


                                                                   If you wish to receive all future shareholder
                                                                   materials only in electronic form, please mark the
                                                                   box to the right.

SIGNATURE                                              SIGNATURE                                              DATE
         ---------------------------------------------          ---------------------------------------------     -----------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

------------------------------------------------------------------------------------------------------------------------------------
                                                       *FOLD AND DETACH HERE *


                                                VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                    24 HOURS A DAY, 7 DAYS A WEEK

                 YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                       AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

           INTERNET                                          TELEPHONE                                   MAIL
  HTTP://WWW.PROXYVOTING.COM/PHA                          1-800-840-1208

   Use the Internet to vote your                  Use any touch-tone telephone to                 Mark, sign and date
   proxy. Have your proxy card in                 vote your proxy. Have your proxy                 your proxy card
   hand when you access the web          OR       card in hand when you call. You will     OR            and
   site. You will be prompted to enter            be prompted to enter your control                return it in the
   your control number, located in                number, located in the box below,              enclosed postage-paid
   the box below, to create and sub-              and then follow the directions given.                envelope.
   mit an electronic ballot.

                                       IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                          YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.





 YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
 ON THE INTERNET AT: WWW.PHARMACIA.COM
 HTTP://WWW.PHARMACIA.COM

                                   PHARMACIA

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred Hassan, Christopher J. Coughlin and Don W. Schmitz, and each of them, with power of substitution, as proxies to represent and vote all the shares of Pharmacia Corporation Common Stock which the undersigned is entitled to vote in the manner designated on the other side and in the proxies' discretion upon any other business that may properly come before the Annual Meeting of Shareholders of the Company to be held April 17, 2001, and any adjournments thereof, with all powers which the undersigned would possess if personally present at the Meeting.

This proxy shall also provide voting instructions for shares held in the Company's dividend reinvestment plan, and, if registrations are identical, shares held in the Company's various employee benefit plans noted in the proxy statement.

TO VOTE BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH BELOW. TO VOTE BY MAIL, PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE *




                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

  1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
                                       OR

  2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

  3. Vote by Internet at our Internet Address: http://www.proxyvoting.com/pha

                                   PLEASE VOTE